UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                                 Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

FORTIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing party:

	4)	Date Filed:

FORTIVE

2018

Notice of Annual Meeting and Proxy Statement

FORTIVE CORPORATION

6920 Seaway Blvd

Everett, WA 98203

Notice of 2018 Annual Meeting of Shareholders

When: June 5, 2018 at 3:00 p.m., PDT. Where: Fortive Corporation 6920 Seaway Blvd Everett, WA 98203	Items of Business: 4 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement or Notice of Internet Availability is on or about April 18, 2018.	Who Can Vote: Shareholders of Fortive’s common stock at the close of business on April 9, 2018.	Attending the Meeting: Shareholders who wish to attend the meeting in person should review the instructions set forth in the attached proxy statement under “Annual Meeting Admission.”

Items of Business:

1.	To elect Mr. Feroz Dewan and Mr. James Lico to serve as Class II Directors, each for a three-year term expiring at the 2021 annual meeting and until their successors are elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2018.

3.	To approve on an advisory basis Fortive’s named executive officer compensation.

4.	To approve the Fortive Corporation 2016 Stock Incentive Plan, as amended and restated.

5.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2018:

The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

By Order of the Board of Directors,

Daniel B. Kim

Secretary

April 18, 2018

2018 Annual Meeting of Shareholders

Notice of Annual Meeting and Proxy Statement

2018 Proxy Statement	i

ii	2018 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at our 2018 Annual Meeting, below is summary information regarding the meeting contained elsewhere in this Proxy Statement. The following description is only a summary. For more information about these topics, please review the complete Proxy Statement.

2018 Annual Meeting of Shareholders

Date and time:	June 5, 2018, 3:00 p.m. PDT

Place:	Fortive Corporation 6920 Seaway Blvd Everett, WA 98203

Record date:	April 9, 2018

Voting:	Shareholders of Fortive’s common stock at the close of business on April 9, 2018 are entitled to one vote per share of common stock on each matter to be voted upon at the 2018 Annual Meeting of Shareholders (“Annual Meeting”).

Admission:	Shareholders who wish to attend the meeting in person should review the instructions set forth under “Annual Meeting Admission” on page 7

Items of Business

PROPOSAL	VOTE REQUIRED	BOARD RECOMMENDATION
Proposal 1: Election of Class II Directors (page 13)	For each Class II Director nominee, majority of votes cast.	FOR each nominee
Proposal 2: Ratification of the appointment of the independent registered public accounting firm (page 32)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR
Proposal 3: Approval on an advisory basis of Fortive’s named executive officer compensation (page 68)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR
Proposal 4: Approval of the Fortive Corporation 2016 Stock Incentive Plan, as amended and restated (page 69)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR

Company Overview

Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2017 revenues of $6.7 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 26,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System.

2018 Proxy Statement	1

Proxy Statement Summary

2017 Company Performance Highlights

Total Shareholder Return Our one-year total shareholder return (“TSR”) was 35.5%. The following graph shows our total shareholder return compared to the S&P 500 Index in fiscal 2017:

Financial Performance*

We continued to grow our business

on a year-over-year basis. The following non-GAAP measures were used, among others, in our annual incentive compensation program:

* Core revenue, adjusted earnings per share and core operating margin are non-GAAP measures and are reconciled to the most directly comparable GAAP measures in Appendix A.

Acquisitions

$1.6 BILLION IN CAPITAL DEPLOYED IN 2017 FOR ACQUISITIONS
Landauer, Inc. Leading global provider of subscription-based technical and analytical services to manage occupational and environmental radiation exposure
Industrial Scientific Corporation Leading provider of portable gas detection solutions, including sensors, instruments and software, offered to customers as safety-as-a-service
Orpak Systems Limited Leading provider of fuel station automation solutions, fleet management, automatic vehicle identification, payments and point-of-sale software in high growth markets

2	2018 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

Corporate Governance Highlights

Our Board of Directors recognizes that enhancing and protecting long-term value for our shareholders requires a robust framework of corporate governance that serves the best interests of all our shareholders.

In connection with our Board’s dedication to strong corporate governance, our Board has approved the following corporate governance matters following the separation of Fortive from Danaher Corporation (the “Separation”):

Recent Governance Actions

Adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

Commenced the declassification of the Board to provide for the annual election of directors after a sunset period

Documented our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter

Adopted and launched a formal annual shareholder engagement process, with the first shareholder outreach conducted in the fourth quarter of 2017

Formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls

Adopted, launched and conducted an annual self-assessment process to assess in detail the effectiveness of the Board and each of its committees

Increased the stock ownership requirements for non-CEO executive officers to a multiple of three times base salary and maintained the stock ownership requirements for CEO and directors as a multiple of five times base salary and annual cash retainer, respectively

Additional highlights of our corporate governance framework

Our Chairman and CEO positions are separate, with an independent Chairman

We maintain a majority vote requirement for the election of directors in uncontested elections

We have no shareholder rights plan

We have an anti-overboarding policy that limits the number of boards of other public companies on which our directors may serve to four

All members of the Audit Committee are audit committee financial experts

We maintain a related person transaction policy with oversight by the Nominating and Governance Committee

All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules

2018 Proxy Statement	3

Proxy Statement Summary

Executive Compensation Philosophy

Our compensation philosophy is aligned with building long-term shareholder value, with our executive compensation program designed to:

ATTRACT, RECRUIT & RETAIN	Recruit, retain, and motivate talented, curious people with a passion for creativity, innovation, continuous improvement, and customer experience
COMPETITIVE	Deliver a total pay opportunity that is competitive in the market for our executive talent
ALIGNMENT WITH BUSINESS STRATEGY	Focus our incentive compensation programs on performance that leads to sustained shareholder value creation, consistent with our business strategy
PAY FOR PERFORMANCE	With a culture of high expectations, set, achieve, and reward for both the short-term and long-term performance
ALIGNMENT WITH SHAREHOLDERS	Support alignment with shareholders with an emphasis on long-term, equity-based compensation

2017 Summary Compensation

2017 Compensation Enhancements

The Compensation Committee made the following enhancements to our 2017 executive compensation program consistent with our compensation philosophy:

Added Free Cash Flow and ROIC to supplement Adjusted EPS as financial performance measures for the 2017 annual incentive awards to better align compensation performance measures with our overall strategy and internal core value drivers

Increased minimum stock ownership requirements for each of the non-CEO executive officers to a multiple of three times base salary while maintaining the requirement for Mr. Lico to a multiple of five times base salary

4	2018 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

Revised the vesting schedule for the equity awards that we granted to the executive officers (other than our CEO) so that one-third of such awards vest on each of the 3rd, 4th and 5th anniversaries of the grant date rather than having them vest in 5 equal installments beginning on the first anniversary of the grant date, while the equity awards for our CEO will continue to vest 50% per year on the 4th and 5th anniversaries of the grant date

Adopted a change in control plan that provides for a “double trigger” (an executive is entitled to benefits only if there is both a change in control and a termination of employment), includes a limited definition of “change in control,” and prohibits a tax gross up, to ensure that our executive officers remain focused on our businesses during periods of uncertainty and pursue transactions in the best interest of the shareholders

Compensation Governance Highlights

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Shareholder Value

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the President and CEO)

Maintain a Compensation Recoupment Policy

Maintain Long Vesting for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

No Excise Tax Gross-Ups

No “Single-Trigger” Change-of-Control Severance Benefits

No “Single-Trigger” Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Defined Benefit Plans for Executive Officers

No Delivery of Payment of Dividends on Unvested Equity Awards

No Excessive Perquisites

2018 Proxy Statement	5

Proxy Statement Summary

[THIS PAGE INTENTIONALLY LEFT BLANK]

6	2018 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

2018 Annual Meeting of Shareholders

June 5, 2018

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Fortive Corporation, a Delaware corporation (“Fortive”), of proxies for use at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Fortive Corporation, Headquarters, 6920 Seaway Blvd., Everett, WA 98203 at 3:00 p.m., PDT, and at any and all postponements or adjournments thereof. Fortive’s principal address is 6920 Seaway Blvd., Everett, WA 98203. The date of mailing of this Proxy Statement is on or about April 18, 2018.

Purpose of the Annual Meeting

The purpose of the meeting is to:

1.	Elect Mr. Feroz Dewan and Mr. James Lico to serve as Class II Directors, each for a three-year term expiring at the 2021 annual meeting and until their successors are elected and qualified;

2.	Ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2018;

3.	Approve on an advisory basis Fortive’s named executive officer compensation;

4.	Approve the Fortive Corporation 2016 Stock Incentive Plan, as amended and restated; and

5.	Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Admission

Please be prepared to present photo identification for admittance. If you are a shareholder of record or hold your shares through the Fortive Corporation Retirement Savings Plan or the Fortive Corporation Union Retirement Savings Plan (collectively, the “Savings Plans”), your name will be verified against the list of shareholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record or a Savings Plan participant but hold shares through a broker, bank or nominee (i.e., in street name), you should also be prepared to provide proof of beneficial ownership as of the record date, such as a brokerage account statement showing your ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.

Outstanding Stock and Voting Rights

In accordance with Fortive’s Amended and Restated Bylaws, the Board has fixed the close of business on April 9, 2018 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Fortive entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on April 9, 2018, 348,538,488 shares of Common Stock were outstanding, excluding shares held by or for the account of Fortive.

2018 Proxy Statement	7

Proxy Statement

Solicitation of Proxies

The proxies being solicited hereby are being solicited by Fortive’s Board. The total expense of the solicitation will be borne by Fortive, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Fortive, who will receive no additional compensation for their services.

Proxy Instructions

Proxies will be voted as specified in the shareholder’s proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

•	FOR the election of each of Mr. Dewan and Mr. Lico to serve as Class II directors;

•	FOR ratification of the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2018;

•	FOR approval of the Company’s named executive officer compensation;

•	FOR approval of the Fortive Corporation 2016 Stock Incentive Plan, as amended and restated; and

•	In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Peter C. Underwood and Daniel B. Kim to act as proxies with full power of substitution.

Notice of Electronic Availability of Proxy Materials

As permitted by the SEC rules, we are making the proxy materials available to our shareholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On April 18, 2018, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements With Respect to Each of the Proposals Described in this Proxy Statement

Quorum. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 2, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1, 3 and 4, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1, 3 and 4. Broker non-votes will not affect the required vote with respect to Proposals 1, 3 and 4.

Approval Requirements. If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation to approve each of the proposals is as follows:

•

With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all Class II director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to

8	2018 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

•	With respect to Proposals 2, 3 and 4, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by attending the Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m., Central time on June 4, 2018.

Detailed instructions for telephone and internet voting are set forth on the Notice.

Vote your shares at www.proxyvote.com.

Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.
Call toll-free number 1-800-690-6903
Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

2018 Proxy Statement	9

Proxy Statement

If you participate in the Fortive Stock Fund through either of the Savings Plans, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plans, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by June 1, 2018, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Fortive a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Fortive Corporation, Attn: Investor Relations, 6920 Seaway Blvd., Everett, WA 98203; telephone us at 425-446-5000; or email us at investors@fortive.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

10	2018 Proxy Statement	FORTIVE CORPORATION

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

Directors and Executive Officers

The following table sets forth as of April 9, 2018 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of Fortive’s directors, nominees for director and each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and all executive officers and directors of Fortive as a group. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of April 9, 2018. Except as indicated, the address of each director and executive officer shown in the table below is c/o Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED (1)		PERCENT OF CLASS (1)
Feroz Dewan	8,580	(2)	*
James A. Lico	1,405,979	(3)	*
Kate D. Mitchell	8,580	(4)	*
Mitchell P. Rales	18,565,530	(5)	5.3%
Steven M. Rales	21,570,210	(6)	6.2%
Israel Ruiz	8,580	(7)	*
Alan G. Spoon	36,363	(8)	*
Martin Gafinowitz	271,242	(9)	*
Barbara B. Hulit	261,964	(10)	*
Charles E. McLaughlin	137,662	(11)	*
William W. Pringle	124,453	(12)	*
All current executive officers and directors as a group (18 persons)	42,867,828	(13)	12.2%

(1)	Balances credited to each executive officer’s account under the Fortive Executive Deferred Incentive Plan (the “EDIP”) which are vested or are scheduled to vest within 60 days of April 9, 2018, are included in the table. See “Employee Benefit Plans—Fortive Executive Deferred Incentive Plan” for a description of our EDIP. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP account is based on the incremental amount of contribution to the person’s EDIP balance divided by the closing price of Common Stock as reported on the NYSE on the date of the contribution. In addition, for purposes of the table, the number of shares attributable to each executive officer’s 401(k) Plan account is equal to (a) the officer’s balance, as of March 31, 2018, in the Fortive stock fund included in the executive officer’s 401(k) Plan account (the “401(k) Fortive Stock Fund”), divided by (b) the closing price of Common Stock as reported on the NYSE on March 31, 2018. The 401(k) Fortive Stock Fund consists of a unitized pool of Common Stock and cash. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of April 9, 2018 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of April 9, 2018. The table also includes unvested restricted shares that are subject only to time-vesting requirements. Restricted shares and performance shares, in each case, granted to executive officers that are subject to satisfaction of performance measures (all of which are subject to measurement more than 60 days after April 9, 2018) are not included in the table. In addition, RSUs granted to a non-executive director for which shares are not delivered until the earlier of the director’s death or the first day of the seventh month following the director’s resignation from the board are not included in the table.

(2)	Includes options to acquire 8,580 shares.

(3)	Includes options to acquire 1,041,453 shares, 11,585 RSUs, 92,338 unvested restricted shares, 49,996 shares attributable to Mr. Lico’s 401(k) Fortive Stock Fund and 95,661 notional phantom shares attributable to Mr. Lico’s EDIP account.

(4)	Includes options to acquire 8,580 shares.

(5)	Includes 17,000,000 shares (the “MR LLC Shares”) owned by limited liability companies of which Mr. Rales is the sole member (the “MR LLCs”), 1,184,955 other shares owned indirectly, and options to acquire 4,340 shares. Prior to the Separation, shares of Danaher Common Stock owned by MR LLCs were pledged to secure lines of credit with certain banks (the “Pre-existing Pledged MR DHR Shares”). The MR LLC Shares that were issued as a dividend in the Separation on the Pre-existing Pledged MR DHR Shares were pledged to secure the corresponding lines of credit, and each of these entities and Mr. Rales is in compliance with these lines of credit. Other than the MR LLC Shares issued as a dividend on the Pre-existing Pledged MR DHR Shares, no shares of Common Stock have been pledged or are permitted to be pledged by Mr. Rales. The business address of Mitchell Rales, and of each of the MR LLCs, is 11790 Glen Road, Potomac, MD 20854.

2018 Proxy Statement	11

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

(6)	Includes 17,000,000 shares owned by limited liability companies (the “SR LLC Shares”) of which Mr. Rales is the sole member (the “SR LLCs”), options to acquire 4,340 shares, and 58,500 shares owned by a charitable foundation of which Mr. Rales is a director. Mr. Rales disclaims beneficial ownership of the 58,500 shares held by the charitable foundation. Prior to the Separation, shares of Danaher Common Stock owned by SR LLCs were pledged to secure lines of credit with certain banks (the “Pre-existing Pledged SR DHR Shares”). The SR LLC Shares that were issued as a dividend in the Separation on the Pre-existing Pledged SR DHR Shares were pledged to secure the corresponding lines of credit, and each of these entities and Mr. Rales is in compliance with these lines of credit. Other than the SR LLC Shares issued as a dividend on the Pre-existing Pledged SR DHR Shares, no shares of Common Stock have been pledged or are permitted to be pledged by Mr. Rales. The business address of Steven Rales, and of each of the SR LLCs, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(7)	Includes options to acquire 8,580 shares.

(8)	Includes options to acquire 13,690 shares.

(9)	Includes options to acquire 143,212 shares, 1,163 RSUs, 36,300 unvested restricted shares, and 52,276 notional phantom shares attributable to Mr. Gafinowitz’s EDIP account.

(10)	Includes options to acquire 179,991 shares, 2,321 RSUs, 31,553 unvested restricted shares, and 19,396 notional phantom shares attributable to Ms. Hulit’s EDIP account.

(11)	Includes options to acquire 103,377 shares, 17,685 unvested restricted shares, and 12,930 notional phantom shares attributable to Mr. McLaughlin’s EDIP account.

(12)	Includes options to acquire 92,104 shares, 1,855 RSUs, 10,615 unvested restricted shares, and 715 notional phantom shares attributable to Mr. Pringle’s EDIP account.

(13)	Includes options to acquire 1,956,838 shares, 26,862 RSUs, 240,461 unvested restricted shares, 49,996 shares attributable to 401(k) accounts and 188,294 notional phantom shares attributable to executive officers’ EDIP accounts.

*	Represents less than 1% of the outstanding Common Stock.

Principal Shareholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to Fortive to beneficially own more than five percent of Common Stock.

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	36,677,427	(1)	10.5%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	21,445,917	(2)	6.2%
FMR LLC 245 Summer Street, Boston, MA 02210	20,744,968	(3)	6.0%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	20,013,760	(4)	5.7%

(1)	The amount shown and the following information is derived from a Schedule 13G/A filed February 14, 2018 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2017. According to the Schedule 13G/A, Price Associates has sole voting power over 12,308,444 shares and sole dispositive power over 36,677,427 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(2)	The amount shown and the following information is derived from a Schedule 13G/A filed February 12, 2018 by The Vanguard Group, which sets forth their respective beneficial ownership as of December 31, 2017. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 438,524 shares, shared voting power over 67,404 shares, sole dispositive power over 20,948,035 shares and shared dispositive power over 497,882 shares.

(3)	The amount shown and the following information is derived from a Schedule 13G/A filed February 13, 2018 by FMR LLC and Abigail P. Johnson, which sets forth their respective beneficial ownership as of December 31, 2017. According to the Schedule 13G/A, FMR LLC has sole voting power over 3,095,586 shares and FMR LLC and Abigail P. Johnson have sole dispositive power over 20,744,968 shares.

(4)	The amount shown and the following information is derived from a Schedule 13G filed February 1, 2018 by BlackRock, Inc. which sets forth BlackRock, Inc.’s beneficial ownership as of December 31, 2017. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 17,434,028 shares and sole dispositive power over 20,013,760 shares.

12	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Board Composition Overview

Our Board is comprised of directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of our Company. Additional details on board membership criteria are set forth on page 25 under “Corporate Governance – Director Nomination Process.”

2018 Proxy Statement	13

Proposal 1. Election of Directors

Declassification of the Board

Pursuant to our Certificate of Incorporation adopted prior to our separation from Danaher (the “Separation”), our Board has been constituted into three classes as follows:

•	Class I: Kate D. Mitchell and Israel Ruiz, whose terms expire at the 2020 Annual Meeting of Shareholders;

•	Class II: Feroz Dewan and James A. Lico, whose terms expire at the Annual Meeting; and

•	Class III: Mitchell P. Rales, Steven M. Rales, and Alan G. Spoon, whose terms expire at the 2019 Annual Meeting of Shareholders.

At the 2017 Annual Meeting of Shareholders, the shareholders approved a proposal from our Board to amend our Certificate of Incorporation to declassify the Board and to provide, starting with the 2019 Annual Meeting of Shareholders, for the election of directors to one-year terms. As a result, our Board will be declassified in the following manner:

The Class II directors elected at the Annual Meeting will serve three-year terms expiring at the 2021 Annual Meeting of Shareholders

The directors elected at the 2019 Annual Meeting of Shareholders (and at each annual meeting thereafter) will serve one-year terms

Beginning with the 2020 Annual Meeting of Shareholders, a majority of the directors will be elected annually

Beginning with the 2021 Annual Meeting of Shareholders, the entire Board will be elected annually

Election of Directors

At the Annual Meeting, shareholders will be asked to elect each of the Class II director nominees (each of whom has been recommended by the Nominating and Governance Committee, has been nominated by the Board and currently serves as a Class II Director of Fortive) to serve until the 2021 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

We have included information as of April 9, 2018 relating to each nominee for election as director and each director continuing in office, including his or her age, the year in which he or she became a director, his or her principal occupation, any board memberships at other public companies during the past five years, and the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Fortive. Please see “Corporate Governance – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

14	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Class II Director Nominees – Three-Year Terms That Will Expire in 2021

Feroz Dewan	Director since: 2016	Other Current Public Company Directorships: The Kraft Heinz Company
Age: 41	Independent

Feroz Dewan has served as the Chief Executive Officer of Arena Holdings Management LLC, an investment holding company, since 2016. Previously, Mr. Dewan served in a series of positions with Tiger Global Management, an investment firm with approximately $20 billion under management across public and private equity funds, from 2003 to 2015, including most recently as Head of Public Equities. He also served as a Private Equity Associate at Silver Lake Partners, a private equity firm focused on leveraged buyout and growth capital investments in technology, technology-enabled and related industries, from 2002 to 2003.

Qualifications: Mr. Dewan’s qualifications to sit on the Board include, among other factors, extensive experience in the technology industries and technology-related companies, including extensive experience in valuation, investments and acquisitions, financial reporting, risk management, corporate governance, capital allocation, and operational oversight.

James A. Lico	Director since: 2016	Other Current Public Company Directorships: NetScout Systems, Inc.
Age: 52

James A. Lico has served as the Chief Executive Officer and President of Fortive since the Separation in 2016. From 1996 to 2016, Mr. Lico served in various leadership positions at Danaher Corporation, a global science and technology company, including as Executive Vice President from 2005 to 2016.

Qualifications: Mr. Lico’s qualifications to sit on the Board include, among other factors, over 20 years of extensive experience in senior leadership positions, including as an Executive Vice President of Danaher with oversight at various times of each of the businesses that was separated from Danaher into Fortive. Mr. Lico, through his various senior leadership positions at Danaher and Fortive, has broad operating and functional experience with, and deep knowledge of, Fortive’s businesses, the Fortive Business System, capital allocation strategies, acquisitions, marketing and branding, and leadership strategies.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the foregoing Class II Director Nominees.

2018 Proxy Statement	15

Proposal 1. Election of Directors

Current Class I Directors – Directors with Terms That Will Expire in 2020

Kate D. Mitchell	Director since: 2016	Other Current Public Company Directorships: SVB Financial Group
Age: 59	Independent

Kate D. Mitchell has served as a partner and co-founder of Scale Venture Partners, a Silicon Valley-based firm that invests in early-in-revenue technology companies, since 1997. Prior to her current role, Ms. Mitchell served with Bank of America, a multinational banking and financial services corporation, from 1988 to 1996, most recently as Senior Vice President for Bank of America Interactive Banking. Ms. Mitchell currently serves on the boards of directors of SVB Financial Group, Silicon Valley Community Foundation and other private company boards on behalf of Scale Venture Partners.

Qualifications: Ms. Mitchell’s qualifications to sit on the Board include, among other factors, over 35 years of extensive experience in the technology industry, with a focus on innovative software and technology markets. In addition, Ms. Mitchell has deep experience as a director, investor and senior executive in the areas of business management and operations, finance, financial reporting, risk management, investment and acquisition strategy, and executive compensation.

Israel Ruiz	Director since: 2016	Other Current Public Directorships: None
Age: 46	Independent

Israel Ruiz has been the Executive Vice President and Treasurer at Massachusetts Institute of Technology (MIT), a private research university of science and technology, since 2011. In this role, Mr. Ruiz oversees all principal administrative and financial functions of MIT. Prior to his current role, Mr. Ruiz served as the Vice President for Finance for MIT from 2007 to 2011 and as a principal for MIT’s Office of Budget and Financial Planning from 2001 to 2007.

Qualifications: Mr. Ruiz’s qualifications to sit on the Board include, among other factors, his deep financial and accounting experience as the functioning chief financial officer of MIT, including experience in internal control over financial reporting, external and internal audit, and financial statement preparation. In addition, Mr. Ruiz, through his roles at MIT, has extensive experience overseeing risk management, compliance programs, corporate governance, capitalization strategies, and development and investment in technology and innovation.

16	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Current Class III Directors – Directors with Terms That Will Expire in 2019

Mitchell P. Rales	Director since: 2016	Other Current Public Company Directorships: Danaher Corporation and Colfax Corporation
Age: 61

Mr. Rales is a co-founder of Danaher Corporation and has served as Chairman of the Executive Committee of Danaher since 1984. He was also President of Danaher from 1984 to 1990. In addition, for more than the past five years, he has been a principal in private and public business entities in the manufacturing area.

Qualifications: The strategic vision and leadership of Mr. Rales and his brother, Steven Rales, helped create the foundation of the Fortive Business System and the Danaher Business System and have guided the respective businesses of Fortive and Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Fortive, he is well-positioned to understand, articulate and advocate for the rights and interests of Fortive’s shareholders.

Steven M. Rales	Director since: 2016	Other Current Public Company Directorships: Danaher Corporation
Age: 67

Mr. Rales is co-founder of Danaher Corporation and has served as Chairman of the Board of Danaher since 1984. He was also CEO of Danaher from 1984 to 1990. In addition, for more than the past five years, he has been a principal in a private business entity in the area of film production.

Qualifications: The strategic vision and leadership of Mr. Rales and his brother, Mitchell Rales, helped create the foundation of the Fortive Business System and the Danaher Business System and have guided the respective businesses of Fortive and Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Fortive, he is well-positioned to understand, articulate and advocate for the rights and interests of Fortive’s shareholders.

Alan G. Spoon Age: 66	Director since: 2016 Independent	Other Current Public Company Directorships: Danaher Corporation, IAC/InteractiveCorp., Match Group, Inc., and Cable One, Inc.

Mr. Spoon has served as Partner Emeritus of Polaris Partners, a company that invests in private technology and life science firms, since January 2015. Mr. Spoon has been a partner at Polaris since May 2000, and served as Managing General Partner from 2000 to 2010. In addition to his leadership role at Polaris Partners, Mr. Spoon previously served as president, chief operating officer and chief financial officer of one of the country’s largest, publicly-traded education and media companies, and has served on the boards of numerous public and private companies.

Qualifications: Mr. Spoon’s public and private company leadership experience gives him insight into business strategy, leadership, marketing, finance, corporate governance, executive compensation and board management. His public company and private equity experience gives him insight into trends in the internet and technology industries, acquisition strategy and financing, each of which represents an area of key strategic opportunity for Fortive.

2018 Proxy Statement	17

Corporate Governance

Corporate Governance Overview

Our Board of Directors recognizes that protecting long-term value for our shareholders requires a robust framework of corporate governance that serves the best interests of all our shareholders.

In connection with our Board’s dedication to strong corporate governance, our Board has approved the following corporate governance matters following the Separation in 2016:

Recent Governance Actions

Adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

Commenced the declassification of the Board to provide for the annual election of directors after a sunset period

Documented our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter

Adopted and launched a formal annual shareholder engagement process, with the first shareholder outreach conducted in the fourth quarter of 2017

Formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls

Adopted, launched and conducted an annual self-assessment process to assess in detail the effectiveness of the Board and each of its committees

Increased the stock ownership requirements for non-CEO executive officers to a multiple of three times base salary and maintained the stock ownership requirements for CEO and directors as a multiple of five times base salary and annual cash retainer, respectively

Additional highlights of our corporate governance framework

Our Chairman and CEO positions are separate, with an independent Chairman

We maintain a majority vote requirement for the election of directors in uncontested elections

We have no shareholder rights plan

We have an anti-overboarding policy that limits the number of boards of other public companies on which our directors may serve to four

All members of the Audit Committee are audit committee financial experts

We maintain a related person transaction policy with oversight by the Nominating and Governance Committee

All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules

18	2018 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Corporate Governance Guidelines, Committee Charters and Standards of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Finance Committee of the Board. The Board of Directors has also adopted for the Company our Standards of Conduct that includes, among others, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Standards of Conduct referenced above are each available in the “Investor – Corporate Governance” section of our website at http://www.fortive.com.

Board Leadership Structure, Risk Oversight and Management Succession Planning

Board Leadership Structure

The Board has separated the positions of Chairman and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our shareholders.

The entire Board selects its Chairman, and our Board has selected Alan G. Spoon, an independent director, as its Chairman, in light of Mr. Spoon’s independence and his deep experience and knowledge with corporate governance, board management, shareholder engagement, risk management and Fortive’s diverse businesses and industries.

As the independent Chairman of the Board, Mr. Spoon leads the activities of the Board, including:

•	Calling and presiding at all meetings of the Board;

•	Together with the CEO and the Corporate Secretary, setting the agenda for the Board;

•	Calling and presiding at the executive sessions of non-management directors and of the independent directors;

•	Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;

•	Acting as a liaison as necessary between the non-management directors and the management of the Company; and

•	Acting as a liaison as necessary between the Board and the committees of the Board.

In the event that the Chairman of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

•	Preside at all meetings of the Board at which the Chair is not present, including the executive sessions;

•	Call meetings of the independent directors;

•	Act as a liaison as necessary between the independent directors and the CEO; and

•	Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chairman. In addition, the independent directors meet as a group in executive session at least once a year.

2018 Proxy Statement	19

Corporate Governance

Risk Oversight

The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

In determining to separate the position of the CEO and the Chairman, and in determining the appointment of the Chairman of the Board and the Chairs of the committees of the Board, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable Fortive to efficiently and effectively assess and oversee its risks.

Risk Oversight by the Board of Directors

The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies.

Risk Oversight by the Committees

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	FINANCE COMMITTEE

The Audit Committee oversees risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks. The Audit Committee also assists the Board in overseeing the Company’s risk assessment and risk management policies. Finally, the Audit Committee oversees our cybersecurity risk management and risk controls.

	The Compensation Committee oversees risks associated with the Company’s compensation policies and practices.	The Nominating and Governance Committee oversees risks associated with corporate governance and board management.	The Finance Committee oversees risks associated with the execution of the Company’s acquisition, investment and divestiture strategies.

Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Cybersecurity

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls. Consistent with such delegation, our Chief Information Officer provides a report to the Audit Committee on quarterly basis, and to the Board on an annual basis, regarding the Company’s cybersecurity program, including the Company’s monitoring, auditing, implementation and communication processes, controls, and procedures.

20	2018 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Risk Committee

The Company’s Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts, and, on at least an annual basis, provides a report to the Board and provides a report of the process to the Audit Committee.

Management Succession Planning

The entire Board oversees the recruitment, development, and retention of our executive officers, including oversight of management succession planning. In addition to the formal activities noted below, the Board and its committee members engage and assess our executive officers and high-potential employees during management presentations, our annual multi-day leadership conference, and periodic informal meetings.

BOARD MEETING DATE	ACTIVITY	SUCCESSION PLANNING IMPACT
January	Employee Engagement and Organizational Effectiveness Update	Reviewing employee engagement and overall organizational effectiveness
April	Enterprise Risk Assessment Report	Oversight on risk and mitigation efforts relating to talent recruitment, development and retention
August	Talent, Succession and Engagement Update	Review of senior management selection, succession readiness with respect to three different time periods (immediate, short-term and long-term), leadership development, diversity and employee engagement

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that Ms. Kate D. Mitchell and Messrs. Feroz Dewan, Israel Ruiz and Alan G. Spoon are independent within the meaning of the listing standards of the NYSE.

Board of Directors and Committees of the Board

Director Attendance

In 2017, the Board met ten times and acted by unanimous written consent two times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2017. All members of the Board attended the 2017 Annual Meeting of Shareholders.

2018 Proxy Statement	21

Corporate Governance

Committee Membership

The membership of each of the Audit, Compensation, Nominating and Governance and Finance committees as of April 9, 2018 is set forth below.

NAME OF DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	FINANCE
Feroz Dewan	Member	Member
James A. Lico				Member
Kate D. Mitchell	Member	Chair
Mitchell P. Rales				Member
Steven M. Rales				Member
Israel Ruiz	Chair		Chair
Alan G. Spoon			Member	Chair

Audit Committee

In 2017, the Audit Committee met eight times. The Audit Committee is responsible for:

•	Assessing the qualifications and independence of Fortive’s independent auditors;

•	Appointing, compensating, retaining, and evaluating Fortive’s independent auditors;

•	Overseeing the quality and integrity of Fortive’s financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Fortive’s Annual Report on Form 10-K;

•	Overseeing Fortive’s internal auditing processes;

•	Overseeing management’s assessment of the effectiveness of Fortive’s internal control over financial reporting;

•	Overseeing management’s assessment of the effectiveness of Fortive’s disclosure controls and procedures;

•	Overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;

•	Overseeing Fortive’s risk assessment and risk management policies;

•	Overseeing Fortive’s compliance with legal and regulatory requirements;

•	Overseeing Fortive’s cybersecurity risk management and risk controls; and

•	Overseeing swap and derivative transactions and related policies and procedures.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Fortive’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Fortive’s system of internal control over financial reporting. Fortive’s independent auditor, Ernst & Young LLP, is responsible for performing independent audits of Fortive’s financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee also prepares a report as required by the SEC to be included in this proxy statement. The Audit Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

22	2018 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

The Board has determined that each member of the Audit Committee is:

•	Independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act and the NYSE listing standards;

•	Qualified as an audit committee financial expert as that term is defined in SEC rules; and

•	Financially literate within the meaning of the NYSE listing standards.

Furthermore, as of the date of this proxy statement, no Audit Committee member serves on the audit committee of more than three public companies.

Compensation Committee

In 2017, the Compensation Committee met nine times and acted by unanimous written consent three times.

The Compensation Committee is responsible for:

•	Determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, our CEO and other executive officers;

•	Reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;

•	Reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;

•	Overseeing and monitoring compliance with Fortive’s compensation recoupment policy;

•	Overseeing and monitoring compliance by directors and executive officers with Fortive’s stock ownership requirements;

•	Overseeing risks associated with Fortive’s compensation policies and practices;

•	Overseeing our engagement with shareholders and proxy advisory firms regarding executive compensation matters; and

•	Reviewing and discussing with management the Compensation Discussion & Analysis (“CD&A”) in the annual proxy statement and recommending to the Board the inclusion of the CD&A in the proxy statement.

The Chair of the Compensation Committee works with our Senior Vice President-Human Resources and our Corporate Secretary to schedule the Compensation Committee’s meetings and set the agenda for each meeting. Our Senior Vice President-Human Resources, Vice President-Total Rewards, Senior Vice President-General Counsel, and Vice President-Associate General Counsel and Secretary generally attend, and from time-to-time our CEO and CFO attend, the Compensation Committee meetings and support the Compensation Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy; participates in the Compensation Committee’s discussions regarding the performance and compensation of the other executive officers; and provides recommendations to the Compensation Committee regarding all significant elements of compensation paid to such other executive officers, their annual, personal performance objectives and his evaluation of their performance. The Compensation Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendation at each regularly scheduled Board meeting.

Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the assessment and determination of Frederic W. Cook & Co, Inc.’s (“F.W. Cook”) and Pearl Meyer & Partners, LLC’s (“Pearl Meyer”) respective independence from Fortive’s management, the Compensation Committee engaged F.W. Cook and Pearl Meyer as the Compensation Committee’s independent compensation consultants for 2017. The Compensation Committee had the sole discretion and authority to select, retain and terminate each of F.W. Cook and Pearl Meyer as well as to approve any fees, terms and other conditions of their

2018 Proxy Statement	23

Corporate Governance

respective services. Each of F.W. Cook and Pearl Meyer reported directly to the Compensation Committee and took its direction solely from the Compensation Committee. F.W. Cook’s and Pearl Meyer’s primary responsibilities in 2017 were to provide advice and data in connection with the selection of Fortive’s peer group for assessing executive compensation, the structuring of the executive compensation programs in 2017 and 2018, the compensation levels for our executive officers, and the compensation levels for our directors; assess our executive compensation program in the context of market practices and corporate governance best practices; and advise the Compensation Committee regarding our proposed executive compensation public disclosures. In the course of discharging its responsibilities, the Compensation Committee’s independent compensation consultants may, from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. Neither F.W. Cook nor Pearl Meyer provided any services to Fortive or its management in 2017, and the Compensation Committee is not aware of any work performed by F.W. Cook or Pearl Meyer that raises any conflicts of interest.

Each member of the Compensation Committee is:

•	A “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act; and

•	Based on the determination of the Board, independent under NYSE listing standards and under Rule 10C-1 under the Securities Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2017, none of the members of the Compensation Committee was an officer or employee of Fortive. No executive officer of Fortive served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee.

Nominating and Governance Committee

In 2017, the Nominating and Governance Committee met three times.

The Nominating and Governance Committee is responsible for:

•	Reviewing and making recommendations to the Board regarding the size, classification and composition of the Board;

•	Assisting the Board in identifying individuals qualified to become Board members;

•	Assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with diverse backgrounds, experiences, skills, and perspectives;

•	Proposing to the Board the director nominees for election by our shareholders at each annual meeting;

•	Assisting the Board in determining the independence and qualifications of the Board and Committee members and making recommendations to the Board regarding committee membership;

•	Developing and making recommendations to the Board regarding a set of corporate governance guidelines and reviewing such guidelines on an annual basis;

•	Overseeing compliance with the corporate governance guidelines;

•	Overseeing director education and director orientation process and programs;

•	Assisting the Board and the Committees in engaging in annual self-assessment of their performance; and

•	Administering Fortive’s Related Person Transactions Policy.

The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards.

24	2018 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

Finance Committee

The Finance Committee assists the Board in assessing potential acquisition, investment and divestiture opportunities and approving business acquisitions, investments and divestitures up to the levels of authority delegated to it by the Board.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of shareholders and, in the event of vacancies between annual meetings of shareholders, for appointment to fill such vacancies.

Board Membership Criteria

In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

Personal and professional integrity and character

Prominence and reputation in the candidate’s profession

Skills, knowledge, diversity of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business

The extent to which the interplay of the candidate’s skills, knowledge, expertise and diversity of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the shareholders

The capacity and desire to represent the interests of the shareholders as a whole

Availability to devote sufficient time to the affairs of Fortive

2018 Proxy Statement	25

Corporate Governance

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the criteria noted above, as well as, among others, the following skills, knowledge, experience, background and attributes:

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of perspective and analysis of the Board and, as such, believes it is important to consider attributes such as race, ethnicity, gender, age, education, cultural experience, and professional experience in evaluating candidates who may be able to contribute to the diverse perspective and practical insight of the Board as a whole. Although we do not have a formal diversity policy and the Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors, the Board’s and the Nominating and Governance Committee’s commitment to diversity as an essential consideration in the director nominee selection process has been documented in both the Corporate Governance Guidelines and the Nominating and Governance Committee’s Charter.

Shareholder Recommendations

Shareholders may recommend a director nominee to the Nominating and Governance Committee. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “—Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee. The Nominating and Governance Committee evaluates director nominees in the same manner whether a shareholder or the Board has recommended the candidate.

26	2018 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Proxy Access

Pursuant to the proxy access provisions in Section 2.12 of our Amended and Restated Bylaws adopted by the Board, a shareholder, or group of up to 20 shareholders, owning 3% or more of Fortive’s outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials directors constituting up to 20% of the Board. With respect to the 2019 Annual Meeting of Shareholders, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by Fortive’s Secretary in writing between November 19, 2018 and December 19, 2018 (or, if the 2019 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2019 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2019 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at “Investor—Corporate Governance” section of our corporate website, http://www.fortive.com.

Majority Voting for Directors

Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a related director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which Fortive’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to our shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chairman of the Board or, if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Corporate Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

Shareholder Engagement

In 2017, we implemented our formal shareholder engagement plan designed to engage our shareholders in an open and transparent manner and to solicit our shareholders’ input on corporate governance, board composition, executive compensation and corporate social responsibility matters. Our engagement plan provides for primary engagement during the fourth quarter after our Annual Meeting and after we are able to evaluate updated policy statements of our shareholders, the voting results from our Annual Meeting, and developments in corporate governance, compensation and corporate social responsibility best practices.

2018 Proxy Statement	27

Corporate Governance

Our engagement team is comprised primarily of our executive officers and other key employees and may include our Chairman of the Board and the Chair of our Compensation Committee as appropriate. As part of our annual engagement, we expect to reach out to our largest shareholders holding in the aggregate approximately 35% of our total outstanding shares. We also engage with proxy advisory firms that advise our primary shareholders. The results of our shareholder engagement activities are shared with our Nominating and Governance Committee, our Compensation Committee and the full Board of Directors.

28	2018 Proxy Statement	FORTIVE CORPORATION

Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if our management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act.

Relationships and Transactions

On July 2, 2016, we completed the Separation of Fortive from Danaher. Following the Separation, Danaher and Fortive operate as separate publicly-traded companies and neither entity has any ownership interest in the other. However, two of our directors, Messrs. Steven M. Rales and Mitchell P. Rales, collectively own more than 10% of the equity of Danaher. Furthermore Messrs. Rales and Rales are executive officers of Danaher. In connection with the Separation, Danaher and Fortive entered into various agreements to effect the Separation and provide a framework for their relationship after the Separation, including an employee matters agreement, a tax matters agreement, an intellectual property matters agreement, a license agreement with respect to the Danaher Business System, or DBS (a proprietary set of business processes and methodologies that are designed to continuously improve business performance), and a transition services agreement. These agreements provide for the allocation between Danaher and Fortive of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation and govern certain relationships between Danaher and Fortive after the Separation. In addition, following the Separation, certain of our subsidiaries sell products and services to, or purchase products and services from, Danaher from time to time in the ordinary course of business and on an arms’-length basis. In 2017, the net amount payable by Danaher to Fortive under the transition services agreement was approximately $9.0 million. In addition, our subsidiaries purchased approximately $13.0 million of products and services from, and sold approximately $17.7 million of products and services to, Danaher, which in each case is less than 0.3% of Fortive’s, and of Danaher’s, revenues for 2017. Our subsidiaries intend to sell products to and purchase products from Danaher in the future in the ordinary course of their businesses and on an arms’-length basis.

In addition, Messrs. Steven Rales and Mitchell Rales collectively own more than 10% of the equity of Colfax Corporation, a publicly traded company. Certain of our subsidiaries sell products to Colfax from time to time in the ordinary course of business and on an arms’-length basis. In 2017, our subsidiaries sold approximately $0.3 million of products to Colfax, which is less than 0.01% of Colfax’s, and of Fortive’s, revenues for 2017. Our subsidiaries intend to sell products to Colfax in the future in the ordinary course of their businesses and on an arms’-length basis.

Furthermore, Israel Ruiz, our director, is an executive officer of Massachusetts Institute of Technology, a private research university of science and technology. As part of our strategic, research, and networking efforts, Fortive became a member of technology-focused networking programs offered by certain leading research universities, including the Industrial Liaison Program offered by Massachusetts Institute of Technology (the “ILP Program”). Fortive’s membership in the ILP Program is pursuant to the standard terms and conditions of the program, including the payment of the standard membership fee of $150,000 and the receipt of benefits generally available to members of the program.

2018 Proxy Statement	29

Director Compensation

Summary of Director Compensation

Each of our non-management directors receives the following compensation:

•	An annual retainer of $100,000, payable pursuant to an election made the prior year under the Non-Employee Director’s Deferred Compensation Plan described below (the “Election”).

•	If a director attends more than 20 Board and Board committee meetings in aggregate during a calendar year, a cash meeting fee of $2,000 for each Board and committee meeting attended during such year in excess of such threshold, paid in aggregate following completion of such year.

•	An annual equity award with a target award value of $175,000, divided equally between options and RSUs; provided, however, that, upon request by a director and at the sole discretion of the Compensation Committee or the Board, such annual equity award may be comprised solely of RSUs. The options will be fully vested as of the grant date. The RSUs will vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board.

•	Reimbursement for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board.

In addition, the Board chair receives an annual retainer of $92,500 payable pursuant to the Election and an annual equity award with a target value of $92,500 (divided either equally between options and RSUs or comprised solely of RSUs, as described above), the chair of the Audit Committee receives an annual retainer of $25,000, the chair of each of the Compensation Committee receives an annual retainer of $20,000, and the chair of the Nominating and Governance Committee receives an annual cash retainer of $15,000, in each case, payable pursuant to the Election.

Pursuant to the Non-Employee Director’s Deferred Compensation Plan adopted by the Board on August 3, 2017 with respect to annual retainer payable on or after July 1, 2018, each director may make an election during the prior year to receive such annual retainer, including the base annual retainer payable to all directors, additional annual retainer payable to the Board chair, and the additional annual retainer payable to the committee chairs, in:

•	cash payable in four, equal installments following each quarter of service;

•	RSUs with a target value equal to the annual retainer and granted concurrently with the annual equity award that will:

•	vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date;

•	have the underlying shares not issued until the earlier of the director’s death or, based on the election made by the director, the first day of the seventh month, first year, third year, or fifth year following the director’s retirement from the Board; or

•	a combination of cash and RSUs as allocated in increments of 1% of the total annual retainer.

Our Board has also adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own shares of our common stock with a market value of at least five times his or her annual cash retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes RSUs and restricted shares held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls (other than shares that were issued in the Separation as a dividend on shares of Danaher common stock that were already pledged as of February 21, 2013), and provides that pledged shares of our common stock do not count toward our

30	2018 Proxy Statement	FORTIVE CORPORATION

Director Compensation

stock ownership requirements. We have also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Director Summary Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2017. Mr. Lico is a member of the Board but does not receive any additional compensation for services provided as a director.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)(2)	OPTION AWARDS ($) (1)(2)	TOTAL ($)
Feroz Dewan	$100,000	$88,480	$75,642	$264,122
Kate D. Mitchell	$117,500	$88,480	$75,642	$281,622
Mitchell P. Rales	$100,000	$176,960	—	$276,960
Steven M. Rales	$100,000	$176,960	—	$276,960
Israel Ruiz	$137,500	$88,480	$75,642	$301,622
Alan G. Spoon	$192,500	$135,248	$115,603	$443,351

(1)	The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). With respect to stock awards, the grant date fair value under ASC 718 is calculated based on the number of shares of Common Stock underlying the award, times the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under ASC 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 2.26%; a stock price volatility rate of 23.5%; and a dividend yield of 0.49% per share.

(2)	The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2017. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

NAME	AGGREGATE NUMBER OF FORTIVE STOCK OPTIONS OWNED AS OF DECEMBER 31, 2017	AGGREGATE NUMBER OF UNVESTED FORTIVE RSUs OWNED AS OF DECEMBER 31, 2017
Feroz Dewan	8,580	1,400
Kate D. Mitchell	8,580	1,400
Mitchell P. Rales	4,340	2,800
Steven M. Rales	4,340	2,800
Israel Ruiz	8,580	1,400
Alan G. Spoon	13,690	2,140

2018 Proxy Statement	31

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2018.

Fees Paid to Independent Registered Public Accounting Firm

Concurrently with the Separation, the Audit Committee selected Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ended December 31, 2016. Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for the portion of 2016 following the Separation and for the entire 2017 are set forth in the table below. Prior to the Separation, Danaher Corporation paid any audit, audit related, tax or other fees related to the Company’s businesses.

FEE CATEGORIES	FISCAL 2016 FEES	FISCAL 2017 FEES
Audit Fees (1)	$6,916,442	$8,993,671
Audit-Related Fees (2)	$18,000	$471,491
Tax Fees (3)	$494,316	$1,305,871
All Other Fees (4)	$0	$0
TOTAL FEES	$7,428,758	$10,771,033

(1)	Audit Fees consist of fees for the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, statutory audits, audit of captive insurance company, audit procedures associated with the adoption of new accounting standards, consents, review of documents filed with the SEC and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above, including employee benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $62,632 and $186,088 in fiscal 2016 and 2017, respectively. All other tax fees were $431,684 and $1,119,783 in fiscal 2016 and 2017, respectively.

(4)	All Other Fees consist of fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.

32	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 2. Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee.

2018 Proxy Statement	33

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors.

Each member of the Audit Committee meets the criteria for independence applicable to audit committee members under the Securities Exchange Act and the NYSE listing standards. Each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards, and the Board of Directors has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements, and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Ernst & Young LLP had been retained by Danaher Corporation as the independent registered public accounting firm for the Company’s businesses prior to the separation of the Company from Danaher. In addition, Ernst & Young was first appointed by the Audit Committee as the Company’s independent registered public accounting firm concurrently with the Company’s separation from Danaher in 2016. The Audit Committee believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for 2018.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young (with and without management present) the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for year ended December 31, 2017 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by AS 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2017 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Israel Ruiz (Chair)

Feroz Dewan

Kate D. Mitchell

34	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

2018 Proxy Statement	35

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Fortive’s executive compensation philosophy and the pay program that we provided to our named executive officers (“NEOs”) for 2017.

CD&A Executive Summary

Introduction

Beginning with Fortive’s separation from Danaher Corporation in July 2016, the Compensation Committee commenced a multi-year process of evaluating the executive compensation program we inherited from Danaher and shaping our program to align our compensation program with Fortive’s separate course and strategy. In doing so, the Compensation Committee has engaged in a deliberate and incremental process to ensure that we design our compensation philosophy and our compensation practices to reflect our unique identity, strategy and performance with the ultimate goal of creating long-term value for our shareholders. With that in mind, our compensation program and philosophy are founded on aligning compensation with Fortive’s Business Strategy, Shared Purpose and Values, and Performance.

The Compensation Committee designed our 2017 executive compensation program based on the 2017 Design Consideration Factors that we describe on page 43 under “—Analysis of 2017 Executive Compensation-2017 Design Consideration Factors.”

Named Executive Officers

This CD&A addresses the compensation of the following Named Executive Officers, whom we refer to as NEOs, for 2017:

•	James A. Lico

  President and Chief Executive Officer

•	Charles E. McLaughlin

  Senior Vice President and Chief Financial Officer

•	Martin Gafinowitz

  Senior Vice President

•	Barbara B. Hulit

  Senior Vice President

•	William W. Pringle

  Senior Vice President

36	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

2017 Company Performance

One of the primary pillars of our compensation philosophy is aligning actual compensation with our company’s performance. The 2017 compensation for our NEOs reflects the exceptional performance by Fortive in 2017, including the following highlights:

Total Shareholder Return Our one-year total shareholder return (“TSR”) was 35.5%. The following graph shows our total shareholder return compared to the S&P 500 Index in fiscal 2017:

Financial Performance*

We continued to grow our business
on a year-over-year basis. The following non-GAAP measures were used, among others, in our annual incentive compensation program:

* Core revenue, adjusted earnings per share and core operating margin are non-GAAP measures and are reconciled to the most directly comparable GAAP measures in Appendix A.

Acquisitions

$1.6 BILLION IN CAPITAL DEPLOYED IN 2017 FOR ACQUISITIONS
Landauer, Inc. Leading global provider of subscription-based technical and analytical services to manage occupational and environmental radiation exposure
Industrial Scientific Corporation Leading provider of portable gas detection solutions, including sensors, instruments, and software, offered to customers as safety-as-a-service
Orpak Systems Limited Leading provider of fuel station automation solutions, fleet management, automatic vehicle identification, payments and point-of-sale software in high growth markets

2018 Proxy Statement	37

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is aligned with building long-term shareholder value, with our executive compensation program designed to:

ATTRACT, RECRUIT & RETAIN	Recruit, retain, and motivate talented curious people with a passion for creativity, innovation, continuous improvement, and customer experience
COMPETITIVE	Deliver a total pay opportunity that is competitive in the market for our executive talent
ALIGNMENT WITH BUSINESS STRATEGY	Focus our incentive compensation programs on performance that leads to sustained shareholder value creation, consistent with our business strategy
PAY FOR PERFORMANCE	With a culture of high expectations, set, achieve, and reward both the short-term and long-term performance
ALIGNMENT WITH SHAREHOLDERS	Support alignment with shareholders with an emphasis on long-term, equity-based compensation

Elements of Executive Compensation

Consistent with our executive compensation philosophy, the Compensation Committee adopted a program in 2017 that emphasizes equity-based compensation with long-term vesting requirement, with an overall bias toward compensation that is aligned with building long-term shareholder value and is dependent on long-term company performance, as follows:

	BASE SALARY	ANNUAL INCENTIVE COMPENSATION	STOCK OPTIONS	RESTRICTED STOCK UNITS/ RESTRICTED SHARES	PERFORMANCE SHARES
Form of Compensation	Cash		Equity
Performance Timing	Near-Term Emphasis		Long-Term Emphasis
Compensation Period	N/A	Annual Performance	5 years	5 years	3 years with an additional 2 year holding period
Key Performance Measures	N/A	Annual Financial, Operational and Individual Performance	Stock Price Appreciation	Annual Financial Performance and Stock Price Appreciation	Multi-Year Relative Total Shareholder Return and Stock Price Appreciation
Determination of Performance-Based Payouts	N/A	Formulaic + Discretion	N/A	Target Award Fixed	Formulaic

38	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

2017 Summary Compensation

The 2017 compensation for our NEOs was designed to reward performance and align with building long-term value for our shareholders. See “Executive Compensation Tables —2017 Summary Compensation Tables” for additional details.

2017 Compensation Results from the Summary Compensation Tables1

1	Prior to 2018, any equity grants made to executive officers that were subject to outstanding performance measures that otherwise would have been granted in the form of Restricted Stock Units and Performance Stock Units were granted in the form of Restricted Stock Awards and Performance Stock Awards, respectively, solely for Section 162(m) purposes. We use the term “RSU” to refer to both Restricted Stock Units and Restricted Stock Awards and “PSU” to refer to both Performance Stock Units and Performance Stock Awards.

Our Compensation Governance Practices

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Shareholder Value

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the President and CEO)

Maintain a Compensation Recoupment Policy

Maintain Long Vesting for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

No Excise Tax Gross-Ups

No “Single-Trigger” Change-of-Control Severance Benefits

No “Single-Trigger” Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Defined Benefit Plans for Executive Officers

No Delivery of Payment of Dividends on Unvested Equity Awards

No Excessive Perquisites

2018 Proxy Statement	39

Compensation Discussion and Analysis

2017 Compensation Enhancements

The Compensation Committee made the following enhancements to our 2017 executive compensation program consistent with our compensation philosophy:

Added Free Cash Flow and ROIC to supplement Adjusted EPS as financial performance measures for the 2017 annual incentive awards to better align the compensation performance measures with our overall strategy and internal core value drivers

Increased minimum stock ownership requirements for each of the non-CEO executive officers to a multiple of three times base salary while maintaining the requirement for Mr. Lico to a multiple of five times base salary

Revised the vesting schedule for the equity awards that we granted to the executive officers (other than our CEO) so that one-third of such awards vest on each of the 3rd, 4th and 5th anniversaries of the grant date rather than having them vest in 5 equal installments beginning on the first anniversary of the grant date, while the equity awards for our CEO will continue to vest 50% per year on the 4th and 5th anniversaries of the grant date

Adopted a change in control plan that provides for a “double trigger” (an executive is entitled to benefits only if there is both a change in control and a termination of employment), includes a limited definition of “change in control,” and prohibits a tax gross up, to ensure that our executive officers remain focused on our businesses during periods of uncertainty and pursue transactions in the best interest of the shareholders

Aligning Compensation with Our Business Strategy

Aligning compensation with our business strategy is an essential consideration in the design of our executive compensation program, with the success of our business strategy grounded on the execution of the Fortive Formula.

The Fortive Formula

As a result, we based the financial performance measures for our 2017 incentive compensation program primarily on the key elements of the Fortive Formula, including core revenue growth, operating margin expansion, free cash flow, return on invested capital, and earnings per share.

40	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Aligning Compensation with Our Shared Purpose and Values

We designed our incentive compensation program with the goal of translating our Shared Purpose and Values into action by each of our executive officers.

•   We seek out talented, curious people with
a passion for creativity, innovation, continuous improvement, and customer experience.

•   We apply creativity and rigor to breakthrough products, services and processes.

•   Kaizen, or continuous improvement, is
the foundation of our culture and fuels
our passion for finding a better way.

•   We build our businesses to attract and retain
long-term shareholders and employees.

As we describe below in “-Annual Incentive Awards – Personal Performance Factor,” the personal performance goals for our incentive compensation program are anchored in the Values underlying our Shared Purpose. For example, the Compensation Committee established the following personal performance measures for Mr. Lico, our President and CEO, each of which is anchored in one of the Values:

2018 Proxy Statement	41

Compensation Discussion and Analysis

Consideration of 2017 Say-on-Pay Vote and Shareholder Engagement

Our shareholders approved the 2017 advisory say-on-pay resolution on our 2016 executive compensation with approximately 98.4% of the votes cast in favor of our executive compensation. In addition, during the fourth quarter of 2017, we reached out to shareholders who beneficially own in the aggregate approximately 35% of our outstanding shares and to proxy advisory firms to solicit their input on, among other matters, our compensation practices. The input from our shareholders was an important consideration in the Compensation Committee’s evaluation of opportunities to make further enhancements to our compensation program in 2018.

Executive Compensation Decision-Making and Oversight

Decisions and Oversight

We summarize the allocation of responsibilities for executive compensation decisions in the table below:

Compensation Committee	• Determines our compensation program and policies for our executive officers; and • Approves the compensation levels applicable to our executive officers
Board of Directors and Management

•  The Compensation Committee consults the Board of Directors, the SVP, Human Resources, and other members of management as the Committee evaluates performance of, and establishes the compensation program and policies for, our executive officers

Independent Compensation Consultant	• Provides counsel and guidance to the Compensation Committee concerning our compensation levels and our compensation program; and • Reports directly to the Compensation Committee

The Compensation Committee engaged F.W. Cook directly as its independent compensation consultant in 2017 to provide counsel and guidance to the Compensation Committee with respect to our 2017 executive compensation program. The Compensation Committee has also engaged Pearl Meyer in 2017 as its independent compensation consultant to provide counsel and guidance in the design of our 2018 executive compensation program. The Compensation Committee assessed the independence of each of F.W. Cook and Pearl Meyer in accordance with the New York Stock Exchange (“NYSE”) Listing Standards and applicable SEC regulations and concluded that neither firm’s work raises any conflict of interest.

42	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Analysis of 2017 Executive Compensation

2017 Design Consideration Factors

Prior to designing the 2017 compensation program, the Compensation Committee considered the factors listed below with input and guidance from the independent compensation consultants and guided by our overall compensation philosophy. We refer to these factors as the 2017 Design Consideration Factors:

The Competitive Landscape for Executive Talent

The Compensation Committee considered the competitive demand for our executive officers in light of our historical performance before and after the Separation and our executive officers’ prior success in executing our business strategies and leveraging the Fortive Business System. While the Compensation Committee did not target a specific competitive position versus the market in determining the compensation of our executive officers, how our executive compensation package compared to those of our peer group companies was an important factor in the design of our 2017 compensation program.

The Company’s and Individual Executive’s Performance

The Compensation Committee considered the exceptional performance of Fortive since the Separation, the expansion of the executive officers’ respective roles and their contributions to our performance. We designed a program with “at-risk” elements that appropriately motivate and reward executive officers for our continued high performance and align them with the goal of long-term shareholder value creation.

An Executive Officer’s Potential to Assume Additional Leadership Responsibility

In designing individual compensation for each executive officer, the Compensation Committee considered the historical performance of such executive officer, readiness of such executive officer to assume greater leadership responsibility, and the ability to execute on succession planning.

The Relative Complexity and Importance of the Executive Officer’s Position within Fortive

The Compensation Committee considered the importance of pay equity among the executive officers based on the relative complexity and importance of the position and each executive officer’s historical performance, tenure and leadership potential.

Based on the 2017 Design Consideration Factors noted above, the Compensation Committee established each executive officer’s total target compensation for 2017. After establishing each executive officer’s total target compensation, the Compensation Committee then allocated the total target compensation amount among each of the elements of compensation described below.

2018 Proxy Statement	43

Compensation Discussion and Analysis

Elements of Compensation – At a Glance

The Compensation Committee believes that, while fixed compensation is important to provide a stable source of income, the compensation for executive officers should primarily be performance-based compensation, with a bias toward long-term incentive compensation in the form of equity awards. As such, the Committee weighted the allocation of 2017 executive compensation, including allocation of incremental increases in total target compensation from 2016, primarily toward performance-based compensation, with a majority of the total target compensation for 2017 comprised of long-term equity compensation. The following table sets forth the four elements of our compensation program:

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES	COMPENSATION PHILOSOPHY

Base Salary	Cash	• Help attract and retain executive talent. • Provide stable source of income. • Recognize day-to-day role and scope of responsibility.

Annual Incentive Compensation	Cash	• Align compensation with business strategy. • Reward annual performance on key operational and financial measures. • Motivate and reward high individual performance.

Long-Term Incentive Compensation	• Stock Options • RSUs • PSUs

•  Drive sustainable performance that delivers long-term value to shareholders.

•  Help retain executive talent through an extended vesting schedule.

•  Align the interest of the executive with those of the shareholders.

Other Compensation	Employee Benefit Plans; Perquisites; Severance Benefits	• Provide competitive compensation at an actual cost to the company lower than the perceived value to the executives.

ATTRACT, RECRUIT & RETAIN	COMPETITIVE	ALIGNMENT WITH BUSINESS STRATEGY	PAY FOR PERFORMANCE	ALIGNMENT WITH SHAREHOLDERS

44	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Peer Group Compensation Analysis

The Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our compensation program for executive officers supports our recruitment and retention needs. In designing the 2017 compensation program, the Compensation Committee worked with F.W. Cook to develop a peer group of the following companies, which we refer to as the peer group, for purposes of assessing competitive compensation practices. The Compensation Committee intends to periodically review compensation data for the peer group derived from publicly-filed proxy statements and available compensation survey data. The peer group was not used to determine any performance measures related to any executive’s compensation.

3M Company	Honeywell International Inc.	PTC Inc.
Ametek Inc.	IDEX Corporation	Rockwell Automation Inc.
Amphenol Corporation	Illinois Tool Works Inc.	Roper Technologies, Inc.
Citrix Systems, Inc.	Ingersoll-Rand plc	Stanley Black & Decker, Inc.
Danaher Corp.	Mettler-Toledo International Inc.	Synopsys Inc.
Dover Corp.	Pentair plc

The Compensation Committee selected companies for inclusion in this peer group based on the following criteria:

•	membership in the S&P 1500 composite index;

•	the similarity of their industry classification to our company’s classification;

•	the strength of their financial performance over multiple years, including growth in revenue, income, and TSR;

•	the extent to which they compete with our company for executive talent and for investors; and

•	general comparability of key size measures, primarily revenue and market capitalization.

The Compensation Committee does not rely solely on data from the peer group in establishing the compensation for our executive officers. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of our executive officers because, in light of our diverse mix of businesses, it believes strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. While the Compensation Committee considers the data from the peer group helpful in assessing our competitive position, it also refers to other resources, including public compensation data for other potential competitors for executive talent. The Compensation Committee considers peer group and competitor pay, alongside our pay for performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation and shareholder interests.

2018 Proxy Statement	45

Compensation Discussion and Analysis

Elements of Compensation – In Detail

Base Salaries

The Compensation Committee, upon establishing the total target compensation for the NEO in 2017, established the following 2017 base salaries for the NEOs:

EXECUTIVE OFFICER	2017 BASE SALARY	2016 BASE SALARY	YEAR OVER YEAR INCREASE
James A. Lico	$1,050,000	$1,000,000	5.0%
Charles E. McLaughlin	$ 605,000	$ 510,000	18.6%
Martin Gafinowitz	$ 603,000	$ 588,000	2.6%
Barbara B. Hulit	$ 599,760	$ 588,000	2.0%
William W. Pringle	$ 540,000	$ 523,200	3.2%

Determination of the 2017 Base Salaries

In addition to the 2017 Design Consideration Factors noted above, the Compensation Committee decided that Mr. McLaughlin’s base salary for 2016, as determined by Danaher’s compensation committee prior to the Separation, was not competitive based on base salary for comparable executive officer position at our peer group companies. The Compensation Committee increased Mr. McLaughlin’s base salary from $510,000 to $605,000 in 2017 based on market analysis and input from its independent compensation consultants as well as on the relative complexity and importance of Mr. McLaughlin’s position as the Chief Financial Officer of our company. The Compensation Committee approved modest merit-based increases in base salaries for our other NEOs for 2017.

Annual Incentive Awards

We provide annual incentive awards to our NEOs under our Executive Incentive Compensation Plan. The Executive Incentive Compensation Plan provides cash bonuses to participants based on the achievement of annual performance measures relating to our business and the participant’s personal performance.

2017 Annual Incentive Award Target Award Percentage

During the first quarter of 2017, the Compensation Committee granted a performance-based 2017 annual incentive award to each of the NEOs, with the target award expressed as the following percentage of the corresponding base salary. The actual payout was determined based on achievement of the performance goals described under “-Determination of the Actual 2017 Annual Incentive Award Payout.”

EXECUTIVE OFFICER	2017 TARGET AWARD PERCENTAGE	2016 TARGET AWARD PERCENTAGE
James A. Lico	150%	125%
Charles E. McLaughlin	100%	75%
Martin Gafinowitz	75%	75%
Barbara B. Hulit	70%	60%
William W. Pringle	70%	70%

Determination of the 2017 Annual Incentive Award Target Percentage

In addition to the 2017 Design Consideration Factors noted above, the Compensation Committee considered that the target award percentage for each of Messrs. Lico and McLaughlin for 2016 determined by Danaher’s compensation committee prior to the Separation was not competitive relative to our peer group companies. The Compensation Committee increased

46	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

the target award percentage for each of Messrs. Lico and McLaughlin by 25 percentage points in 2017 based on market analysis and input from its independent compensation consultants and after consideration of the competitiveness of the total target compensation and the Compensation Committee’s preference for performance-based compensation. In addition, the Compensation Committee increased the target award percentage for Ms. Hulit by 10 percentage points in 2017 based on market analysis, input from its independent compensation consultants, the complexity and importance of her position with our Company, and pay equity considerations among executive officers with comparable performances and responsibilities.

Determination of the Actual 2017 Annual Incentive Award Payout

Subject to Fortive’s achievement of positive net income for the year, each executive officer would be eligible for a bonus equal to his or her base salary multiplied by his or her target award percentage multiplied by the Composite Performance Factor (which was the sum of the Company Performance Factor (weighted 60%) and the Personal Performance Factor (weighted 40%)). The Compensation Committee exercised its judgment in establishing each element of the 2017 formula. We further describe each element of the 2017 performance formula below:

Company Performance Factor

We based the Company Performance Factor on our 2017 performance against the three financial measures described below, weighted as indicated in the second table below. For each of the measures, the Compensation Committee established threshold, target and maximum levels of performance, as well as a payout percentage curve that relates each level of performance to a payout percentage, as follows:

	ADJUSTED EPS (1)			FREE CASH FLOW CONVERSION RATIO (“FREE CASH FLOW RATIO”) (2)		RETURN ON INVESTED CAPITAL (“ROIC”) (3)
PERFORMANCE LEVEL	PAYOUT PERCENTAGE	PERFORMANCE		PAYOUT PERCENTAGE	PERFORMANCE	PAYOUT PERCENTAGE	PERFORMANCE
Maximum	200%		$2.882	150%	125%	150%	17.2%
Target	100%		$2.620	100%	100%	100%	15.7%
Threshold	50%		$2.227	50%	85%	50%	13.4%
Below Threshold	0%	<$	2.227	0%	<85%	0%	<13.4%

(1)	“Adjusted EPS” means fully diluted earnings per share for the fiscal year ended December 31, 2017 as determined pursuant to GAAP, but (i) excluding on a pretax basis amortization of acquisition-related intangible assets, (ii) excluding on a pretax basis acquisition-related costs and acquisition-related restructuring deemed significant, (iii) excluding on a pretax basis a non-recurring gain resulting from the sale of real estate, (iv) excluding the provisional tax effect of the adjustments identified in clauses (i)-(iii) above, and (v) excluding the non-recurring, provisional impact of the Tax Cut and Jobs Act (the “TCJA Impact”).

(2)	“Free cash flow” means cash provided by operating activities during the fiscal year ended December 31, 2017 as determined pursuant to GAAP less payments for additions to property, plant and equipment, and “Free cash flow conversion” means the ratio of such free cash flow measure to net earnings determined pursuant to GAAP less any TCJA Impact.

(3)	“Return on invested capital” means the quotient of (A) the net income for the fiscal year ended December 31, 2017 as determined pursuant to GAAP, excluding after-tax interest expense and TCJA Impact, divided by (B) the average of the quarter-end balances for the fourth quarter of 2016 and each fiscal quarter of 2017 of (a) the sum of (i) the total stockholders’ equity as determined pursuant to GAAP and (ii) the total short-term and long-term debt, in each case, as determined pursuant to GAAP; less (b) cash and cash equivalents, in each case, as determined pursuant to GAAP.

2018 Proxy Statement	47

Compensation Discussion and Analysis

The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation. Following the end of 2017, we calculated the Company Performance Factor as follows:

	2017 COMPANY PERFORMANCE FACTOR MATRIX
MEASURE*	TARGET PERFORMANCE LEVEL	ACTUAL PERFORMANCE LEVEL	PAYOUT % (BEFORE WEIGHTING)	WEIGHTING OF MEASURE	WEIGHTED PAYOUT%
Adjusted EPS Growth	$2.62	$2.89	200%	70%	140%
Free Cash Flow Ratio	100%	107%	114%	20%	23%
ROIC	15.7%	18.0%	150%	10%	15%
	Actual Company Performance Factor				178%

Personal Performance Factor

Following the end of 2017, the Compensation Committee used its judgment to determine for each executive officer a Personal Performance Factor between 0% and 150%. The Compensation Committee believes such judgment is an important risk-mitigating element to our compensation program and provides an opportunity to further align executive compensation with long-term value creation. To make this determination, the Compensation Committee took into account the executive’s execution against his or her personal performance objectives for the year, the executive’s overall performance for the year and the amount of annual target cash incentive compensation that peer companies would offer such executive. The following tables summarize the individual factors the Compensation Committee considered for each NEO in determining the corresponding Personal Performance Factor:

       James A. Lico

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Qualitative and quantitative performance relating to improvement of overall organization strength, including talent development, employee engagement and succession development, and establishment of the shared purpose and values.

Qualitative and quantitative performance relating to effective capital deployment to drive innovation for customer success and increase long-term performance by executing acquisition, acquisition integration, and strategic initiatives and portfolio development strategies.

		Qualitative and quantitative performance relating to leveraging FBS for the acceleration of the innovation process and organizational capability to ensure competitive advantage across the portfolio and to leverage long-term technology trends.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and free cash flow.
WEIGHTING: 25%	WEIGHTING: 25%	WEIGHTING: 25%	WEIGHTING: 25%

48	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

       Charles E. McLaughlin

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Qualitative and quantitative performance relating to improvement of financial organization strength, including talent development, employee engagement and succession development.

Qualitative and quantitative performance relating to effective capital deployment to drive innovation for customer success and increase long term performance by executing acquisition, integration, strategic initiatives and portfolio development strategies.

		Qualitative performance relating to utilization of FBS for the development and execution of strategies relating to investor relations and corporate development.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and free cash flow.
WEIGHTING: 20%	WEIGHTING: 20%	WEIGHTING: 20%	WEIGHTING: 40%

       Martin Gafinowitz

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for Shareholders

Qualitative and quantitative performance relating to improvement of organization strength within the Transportation Technology platform, including talent development, employee engagement and succession development, and development of the succession funnel.

	Qualitative and quantitative performance relating to effective capital deployment to drive innovation for customer success and increase long term performance by executing acquisition, integration, strategic initiatives and portfolio development strategies.	Qualitative and quantitative performance relating to leveraging FBS for the acceleration of the innovation process.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and working capital.
WEIGHTING: 25%	WEIGHTING: 25%	WEIGHTING: 20%	WEIGHTING: 30%

       Barbara B. Hulit

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Qualitative and quantitative performance relating to improvement of organization efficiency of the information technology and FBS office functions through talent development, employee engagement and succession development.	Qualitative and quantitative performance relating to reduction of expenses in direct, indirect and logistics aspects of operations.

Qualitative and quantitative performance relating to leveraging FBS for the acceleration of the innovation process and organizational capability to ensure competitive advantage across the portfolio and to leverage long-term technology trends.

Financial performance in terms of procurement cost savings.
WEIGHTING: 20%	WEIGHTING: 30%	WEIGHTING: 30%	WEIGHTING: 20%

2018 Proxy Statement	49

Compensation Discussion and Analysis

       William W. Pringle

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Qualitative and quantitative performance relating to improvement of organization strength in the Field Solutions platform, including talent development, employee engagement and succession development, and development of the succession funnel.

Qualitative and quantitative performance relating to effective capital deployment to drive innovation for customer success and increase long term performance by executing acquisition, integration, strategic initiatives and portfolio development strategies.

		Qualitative and quantitative performance relating to leveraging FBS for the acceleration of the innovation process.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and working capital.
WEIGHTING: 25%	WEIGHTING: 25%	WEIGHTING: 20%	WEIGHTING: 30%

Based on such considerations, the Compensation Committee assigned a Personal Performance Factor of 135% for Mr. Lico. With respect to the non-CEO NEOs, the average Personal Performance Factor that the Compensation Committee assigned was 128%.

The payout percentages and corresponding Composite Performance Factor resulted in the payouts set forth in the 2017 Summary Compensation Table.

Long-Term Incentive Awards

Determination of the Target 2017 Equity Awards

After determining the year over year increase in the total target compensation for the NEOs based on the 2017 Design Consideration Factors, the Compensation Committee set the following 2017 target dollar values for the NEOs’ equity awards. The year over year increases in the target dollar value of the NEOs’ equity awards reflect the Compensation Committee’s determination to allocate more of any increase in total target compensation to equity awards:

EXECUTIVE OFFICER	2017 TARGET DOLLAR VALUE(1)	2016 TARGET DOLLAR VALUE(1), (2)	YEAR OVER YEAR INCREASE (1), (2)
James A. Lico	$7,500,000	$5,750,000	30.4%
Charles E. McLaughlin	$2,000,000	$1,500,000	33.3%
Martin Gafinowitz	$1,400,000	$1,300,000	7.7%
Barbara B. Hulit	$1,200,000	$1,100,000	9.1%
William W. Pringle	$1,200,000	$1,000,000	20.0%

(1)	The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with ASC 718. Instead, based upon the target dollar value of equity awards and the allocation of form of equity awards noted below, the actual number of RSUs and target number of PSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date (“20 Day Average”) and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2017 equity grants to all of our NEOs are shown in “Executive Compensation Tables—Fiscal 2017 Grants of Plan-Based Awards.”

(2)	Does not include Founders Grant awarded to Mr. Lico in 2016 in connection with the Separation.

50	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

In addition, the Compensation Committee allocated the 2017 equity awards for the NEOs as follows, with such allocation reflecting the historical allocation of equity awards and the desire of the Compensation Committee to continue to subject the long-term compensation to the incremental risk and leverage provided by stock options:

EXECUTIVE OFFICER	EQUITY AWARD TYPE AND PROPORTION
James A. Lico	50% stock options 25% RSUs 25% PSUs
Charles E. McLaughlin	50% stock options 50% RSUs
Martin Gafinowitz	50% stock options 50% RSUs
Barbara B. Hulit	50% stock options 50% RSUs
William W. Pringle	50% stock options 50% RSUs

Key Terms of Equity Awards

The key terms of the different equity award types that we granted to the executive officers in 2017 are as follows:

FORM OF AWARD	KEY TERMS
Stock Options

•  Ratable vesting, with respect to Mr. Lico, on 4th and 5th anniversaries of grant and, with respect to all other executive officers, on 3rd, 4th, and 5th anniversaries of grant.

•  Exercise price based on the closing price on grant date.

RSUs

•  Ratable vesting, with respect to Mr. Lico, on 4th and 5th anniversaries of grant and, with respect to all other executive officers, on 3rd, 4th, and 5th anniversaries of grant.

•  Vest only if Fortive has positive net income for 4 consecutive quarters.

PSUs	• Contingent on Fortive’s relative TSR versus S&P 500 over 3-year performance period as described in the next table. • Earned shares are subject to two-year holding requirement.

RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSU PAYOUT PERCENTAGE (1)
>75%	Maximum—200%
55%	Target—100%
35%	Threshold—50%
<35%	0%

(1)	The payout percentages for performance between threshold and target, or between target and maximum, respectively, would be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and if Fortive’s absolute TSR performance for the period were positive, then a minimum of 25% of the target PSUs would vest.

2018 Proxy Statement	51

Compensation Discussion and Analysis

Other Compensation

Severance Benefits

In March 2017, the Compensation Committee, after assessment of market practices and to ensure that our executive officers remain focused on our businesses during periods of uncertainty and are motivated to pursue transactions in the best interest of the shareholders, adopted our Severance and Change-in-Control Plan for Officers, which we refer to as the Severance Plan. It provides for severance benefits upon (i) a termination without cause not preceded by a change-in-control and (ii) a termination without cause, or good reason resignation, within 24 months following a qualified change-in-control.

“Double Trigger” Change-in-Control Severance. Because we intend the change-in-control severance benefit to ensure that the executive officers pursue transactions in the best interest of the shareholders, the Compensation Committee limited the definition “change-in-control” to include only:

•	a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;

•	sale of all or substantially all assets of Fortive, or

•	any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

If, within 24 months following a qualified change-in-control, an executive officer is terminated without cause, or resigns for good reason, then the following severance payment would be due:

COMPENSATION	PRESIDENT AND CEO	OTHER NEOs
Cash Severance Payment	2 times Base Salary and Target Annual Incentive Award	1 times Base Salary and Target Annual Incentive Award
Prorated Cash Annual Incentive Award	Target Annual Incentive Award prorated for the period from the beginning of the year to the date of termination.	Same
Equity Awards	Immediate acceleration of all unvested outstanding equity awards.	Same
Health Benefits	24 months	12 months
280G Excise Tax	No tax gross up	No tax gross up

Termination without Cause Severance. Recognizing the increased risk of forfeiture for the equity awards by the executive officers as a result of our 5 year vesting schedule with either a 3 year or a 4 year cliff before the initial vesting and to ensure that our executive officers remain focused on our businesses during periods of uncertainty, the Compensation Committee provided the following severance benefits under the Severance Plan upon a termination without cause:

COMPENSATION	PRESIDENT AND CEO	OTHER NEOs
Cash Severance Payment	2 times Base Salary	1 times Base Salary
Prorated Cash Annual Incentive Award	Payment based on actual performance against performance targets and prorated for the period from the beginning of the year to the date of termination.	Same

52	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

COMPENSATION	PRESIDENT AND CEO	OTHER NEOs
Prorated Equity Awards	• Based on actual performance against performance targets; • Subject to original time-vesting; and • Prorated for the period from the date of grant to the date of termination.	Same
Health Benefits	24 months	12 months

Perquisites

We offer limited perquisites to our NEOs which are not a major component of our compensation package or philosophy. We believe these limited perquisites help make our executive compensation plans competitive, are generally more conservative than the perquisites that peer companies offer, and are cost-effective in that the perceived value of these items is higher than our actual cost. The perquisites we made available to our NEOs during 2017 were as follows:

TYPE	PARTICIPATING NEOs
Personal aircraft use	Messrs. Lico and McLaughlin
Relocation expenses	None in 2017
Tickets to sporting events	All NEOs
Stipend ($10,000) for financial services	All NEOs
Executive Medical Examination	All NEOs

We made the personal aircraft use available under an aircraft use policy adopted by the Compensation Committee. The policy permits the use of our aircraft only for business purposes other than with respect to a $150,000 and $50,000 personal use allowance to Messrs. Lico and McLaughlin, respectively. Messrs. Lico and McLaughlin must reimburse us for any personal use of the aircraft in a particular year in excess of their respective personal use allowances.

Additional details on the other perquisites we made available to our NEOs in 2017 are in the footnotes to the “Summary Compensation Table.”

Other Benefits

Our NEOs, are eligible to participate in broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs. In addition, each of our NEOs participates in the Fortive Executive Deferred Incentive Plan, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management. We use the EDIP to tax-effectively contribute amounts to executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. We set the amount we contribute annually to the executives’ accounts in the EDIP at a level that we believe is competitive with comparable plans offered by the companies in our peer group. Participants in the EDIP do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including, for executives who were employed by Danaher prior to the Separation, years of service with Danaher prior to the Separation). We show the amounts we contributed to the EDIP for 2017 with respect to our NEOs in the “Summary Compensation Table.”

2018 Proxy Statement	53

Compensation Discussion and Analysis

Compensation Governance Policies

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each of our executive officers to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary that the guidelines require are as follows:

EXECUTIVE LEVEL	STOCK OWNERSHIP GUIDELINES (AS A MULTIPLE OF SALARY)
Chief Executive Officer	5.0x base salary
All Other Executive Officers	3.0x base salary

Once an executive has acquired a number of shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the EDIP plan, shares held in a 401(k) plan, and unvested RSUs and PSUs (based on target number of shares until vested and then based on the actual number of vested shares), but does not include shares subject to unexercised stock options. Each of our NEOs was in compliance with the stock ownership requirements as of December 31, 2017, having acquired the required number of shares.

Pledging Policy

Our Board has adopted a policy that prohibits any of our executive officers, including our NEOs, from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

Hedging Policy

We maintain a policy that prohibits any of our employees, including our NEOs, from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, the Compensation Committee has adopted a recoupment policy applicable to our executives, including our NEOs, and certain other employees (the “covered persons”). Under the policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required pursuant to a change in applicable accounting rules), our Board may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available to us require reimbursement or payment to us of:

•	the portion of any annual incentive compensation payment awarded to, or any equity grants with financial performance measures earned by, any covered person within the three year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated financial statements that are the subject of such restatement been correctly stated (except that our Board has the right to require reimbursement of the entire amount of any such annual incentive compensation payment or equity grant from any covered person whose fraud or other intentional misconduct in our Board’s judgment alone or with others caused such restatement); and

•	all gains from other equity awards realized by any covered person during the twelve-month period immediately following the original filing of the consolidated financial statements that are the subject of such restatement.

Our recoupment policy provides that it will be automatically amended to comply with applicable NYSE and SEC requirements.

54	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

In addition, under the terms of our 2016 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no associate can exercise any outstanding equity award after, such time he or she is terminated for gross misconduct. Under the terms of the EDIP, if the administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.

Regulatory Considerations

Code Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain covered executives. For compensation paid for the 2017 fiscal year, the covered executives were Messrs. Lico, Gafinowitz and Pringle and Ms. Hulit. Starting with the 2018 fiscal year, as a result of the changes made to Code Section 162(m) by the Tax Cuts and Jobs Acts, the covered executives will be those four executives as well as any other executive who, starting January 1, 2018, serves as the CEO or CFO or who is among the three most highly compensated other executive officers for any fiscal year. For compensation paid for the 2017 fiscal year, the statute generally exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. Starting with the 2018 fiscal year, only qualifying performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017 will be exempt from the deduction limit. Accordingly, any compensation paid in the future pursuant to new compensation arrangements entered into after November 2, 2017, even if performance-based, will be subject to the $1 million fiscal year deduction limit if paid to a covered executive. At the time of determining our executive compensation for 2017, we reviewed the tax impact of such compensation on us as well as on our executive officers. In addition, we reviewed the impact of our compensation programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. We also took actions intended to qualify certain of our executive compensation programs in 2017 as performance-based compensation under transition rules provided by Section 162(m) for subsidiaries that become separate publicly-traded companies that applied to us in connection with the Separation, although to the extent any such compensation is not considered paid pursuant to a binding contract in effect on November 2, 2017, the performance-based compensation exemption will not apply at the time of payment. Because many different factors influence a well-rounded, comprehensive executive compensation program, and as a result of the changes made to Code Section 162(m) by the Tax Cuts and Jobs Act, some of the compensation we provide to our executive officers will not be deductible due to Section 162(m).

2018 Proxy Statement	55

Compensation Discussion and Analysis

Risk Considerations and Review of Executive Compensation Practices

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee engaged F.W. Cook, one of its independent compensation consultants, to review our executive and non-executive compensation programs. The Compensation Committee determined, based on the conclusion of F.W. Cook, that none of the elements of our compensation program encourages or creates excessive risk-taking, and none is reasonably likely to have a material adverse effect on our company. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered, in particular, the following attributes and risk-mitigation features of our executive compensation program:

ATTRIBUTE	RISK-MITIGATING EFFECT
Emphasis on long-term, equity-based compensation that are subject to our rigorous recoupment policy	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

Long vesting requirements:

•  Five year vesting for options and RSUs, with a four-year cliff for the CEO and a three-year cliff for all other executive officers

•  Three-year cliff vesting for PSUs with an additional two year holding requirement

Helps ensure our executives realize their compensation over a time horizon consistent with creating long-term shareholder value
Payment amounts under our annual cash incentive compensation plan and the number of shares that a participant may earn under our PSU awards are capped	Reduces possibility that extraordinary events or formulaic payments could distort incentives or over-emphasize short-term over long-term performance
Robust stock ownership guidelines	Helps ensure our executives’ economic interests are aligned with the long-term interests of our shareholders
Prohibition on derivative transactions	Helps ensure the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
Use of independent compensation consultants that perform no other services for our company	Helps ensure advice will not be influenced by conflicts of interest
The Compensation Committee can exercise judgment in assessing the personal performance factor for our annual incentive awards to determine annual cash incentive compensation payments	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

56	2018 Proxy Statement	FORTIVE CORPORATION

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee of the Board of Directors

Kate D. Mitchell (Chair)

Feroz Dewan

2018 Proxy Statement	57

Executive Compensation Tables

2017 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)
James A. Lico President and Chief Executive Officer	2017	$1,036,542	—	$3,956,651	$3,482,464	$2,532,600	—	$387,842	$11,396,099
	2016	$919,834	$150,000	$3,855,197	$3,720,788	$1,702,563	—	$244,406	$10,592,788
	2015	$701,200	—	$1,588,304	$1,393,534	$1,123,673	$2,937	$167,668	$4,977,316
Charles E. McLaughlin Chief Financial Officer	2017	$579,434	—	$1,012,643	$928,715	$960,740	—	$144,055	$3,625,587
	2016	$460,682	$100,000	$999,354	$719,216	$438,347	—	$178,592	$2,896,191
	2015	$384,831	—	$191,306	$146,826	$300,000	—	$123,522	$1,146,485
Martin Gafinowitz Senior Vice President	2017	$598,960	—	$708,879	$650,222	$700,083	—	$113,450	$2,771,594
	2016	$597,542	—	$999,312	$719,216	$606,781	—	$81,745	$3,004,596
	2015	$513,874	—	$450,427	$315,050	$414,623	$855	$109,776	$1,804,605
Barbara B. Hulit Senior Vice President	2017	$596,598	—	$607,815	$557,333	$663,335	—	$107,834	$2,532,915
	2016	$587,248	—	$874,732	$775,034	$497,448	—	$80,316	$2,814,778
William W. Pringle Senior Vice President	2017	$535,485	—	$607,815	$557,333	$607,824	—	$82,496	$2,390,953

(1)	Includes amounts deferred into our EDIP. See the “2017 Nonqualified Deferred Compensation” table below for more information regarding amounts that each of our NEOs deferred during 2017.

(2)	The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). For Mr. Lico, the amount in the “Stock Awards” column for 2017 equals the aggregate grant date fair value of all PSUs and RSUs that we granted during 2017, and for all other NEOs, the amount in this column equals the grant date fair value of the RSUs that we granted during 2017. We calculated the grant date fair value of Mr. Lico’s PSUs based on the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718. The maximum aggregate value of all of Mr. Lico’s PSUs at the grant date assuming that we attain the highest level of performance is $4,115,819. With respect to RSUs, we calculated the grant date fair value under ASC 718 based on the number of shares of common stock underlying the RSU times the closing price of the common stock on the date of grant. With respect to stock options, we have calculated the grant date fair value under FASB ASC Topic 718 using the Black-Scholes option pricing model. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 15 to the Consolidated Financial Statements for fiscal year 2017.

(3)	The amounts shown in this column for 2015 reflect the aggregate change in the actuarial present value of the corresponding NEO’s accumulated benefit under Danaher’s defined benefit pension plan. In connection with the Separation, and pursuant to the employee matters agreement with Danaher, all accrued benefits under such Danaher defined benefit pension plan remained Danaher’s obligation. Fortive does not have a defined benefit pension plan and does not pay above market earnings on account balances under the EDIP or pursuant to any other deferred compensation arrangement.

(4)	The amounts set forth in this column for 2017 include the following benefits:

NAME	2017 COMPANY 401(K) CONTRIBUTIONS ($)	2017 COMPANY EDIP CONTRIBUTIONS ($)	PERSONAL USE OF COMPANY AIRPLANE	EXECUTIVE PHYSICAL	TAX/FINANCIAL PLANNING	TICKETS TO SPORTING EVENTS	RELOCATION ASSISTANCE
James A. Lico	$19,130	$225,000	$112,348	—	$10,000	$21,364	—
Charles E. McLaughlin	$19,130	$53,550	$50,000	—	$10,000	$3,704	$7,671
Martin Gafinowitz	$19,130	$82,320	—	$2,000	$10,000	—	—
Barbara B. Hulit	$19,130	$75,264	—	$3,000	$10,000	$440	—
William W. Pringle	$19,130	$53,366	—	—	$10,000	—	—

The amounts under “Personal Use of Company Airplane” reflect the incremental cost to us of personal use of our airplane by Mr. Lico and Mr. McLaughlin. We calculate that incremental cost by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular airplane for the year, net of any applicable employee reimbursement. Since the airplane is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the airplane, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multiple-year period. Mr. Lico’s and Mr. McLaughlin’s annual perquisite allowance for personal use of our corporate airplane is limited to $150,000 and $50,000, respectively, and Mr. Lico and Mr. McLaughlin are required to reimburse us for any personal use of the airplane in a particular year in excess of such limits.

58	2018 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

Grants of Plan-Based Awards for Fiscal 2017

NAME	GRANT DATE	AWARD TYPE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (3) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
James A. Lico	—	Annual Cash Incentive	$787,500	$1,575,000	$2,693,250	—	—	—	—	—	—	—
	2/23/2017	Stock Option	—	—	—	—	—	—	—	200,950	$57.26	$3,482,464
	2/23/2017	RSU	—	—	—	—	33,160	—	—	—	—	$1,898,742
	2/23/2017	PSU	—	—	—	16,580	33,160	66,320	—	—	—	$2,057,910
Charles E. McLaughlin	—	Annual Cash Incentive	$302,500	$605,000	$1,034,550	—	—	—	—	—	—	—
	2/23/2017	Stock Option	—	—	—	—	—	—		53,590	$57.26	$928,715
	2/23/2017	RSU	—	—	—	—	17,685	—	—	—	—	$1,012,643
Martin Gafinowitz	—	Annual Cash Incentive	$226,125	$452,250	$773,348	—	—	—	—	—	—	—
	2/23/2017	Stock Option	—	—	—	—	—	—	—	37,520	$57.26	$650,222
	2/23/2017	RSU	—	—	—	—	12,380	—	—	—	—	$708,879
Barbara B. Hulit	—	Annual Cash Incentive	$209,916	$419,832	$717,913	—	—	—	—	—	—	—
	2/23/2017	Stock Option	—	—	—	—	—	—	—	32,160	$57.26	$557,333
	2/23/2017	RSU	—	—	—	—	10,615	—	—	—	—	$607,815
William W. Pringle	—	Annual Cash Incentive	$189,000	$378,000	$646,380	—	—	—	—	—	—	—
	2/23/2017	Stock Option	—	—	—	—	—	—	—	32,160	$57.26	$557,333
	2/23/2017	RSU	—	—	—	—	10,615	—	—	—	—	$607,815

(1)	These columns relate to 2017 cash award opportunities under our Executive Incentive Compensation Plan, which we describe in more detail above under “—Annual Incentive Awards.” The amount that each NEO earned under these awards based on actual performance for fiscal year 2017 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	These columns relate to restricted stock unit and performance stock unit awards that we granted under our 2016 Stock Incentive Plan. We discuss the performance and vesting conditions and other key terms of these awards in more detail above under “—Long-Term Incentive Awards.”

(3)	We made all stock options grants under our 2016 Stock Incentive Plan. We discuss the key terms of these awards in more detail above under “—Long-Term Incentive Awards.”

2018 Proxy Statement	59

Executive Compensation Tables

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2017:

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)
James A. Lico	2/23/17	—	200,950	(2)	$57.26	2/23/2027	—		—	—		—
	7/5/2016	—	116,180	(2)	$48.60	7/5/2026	—		—	—		—
	2/24/2016	—	163,052	(2)	$42.55	2/24/2026	—		—	—		—
	2/24/2015	—	116,298	(2)	$42.47	2/24/2025	—		—	—		—
	5/15/2014	28,953	57,912	(3)	$36.58	5/15/2024	—		—	—		—
	2/24/2014	—	109,350	(2)	$37.36	2/24/2024	—		—	—		—
	7/30/2013	102,838	51,420	(3)	$32.78	7/30/2023	—		—	—		—
	2/21/2013	63,540	63,540	(2)	$29.76	2/21/2023	—		—	—		—
	2/23/2012	146,675	—		$26.10	2/23/2022	—		—	—		—
	2/23/2011	158,686	—		$24.20	2/23/2021	—		—	—		—
	2/23/2010	195,293	—		$18.21	2/23/2020	—		—	—		—
	2/24/2009	198,298	—		$12.83	2/24/2019	—		—	—		—
	—	—	—		—	—	201,553	(5)	$14,582,360	204,588	(6)	$14,801,942
Charles E. McLaughlin	2/23/17	—	53,590	(3)	$57.26	2/23/2027	—		—	—		—
	2/24/2016	14,494	57,982	(4)	$42.55	2/24/2026	—		—	—		—
	7/15/2015	5,476	8,215	(4)	$43.10	7/15/2025	—		—	—		—
	7/15/2014	7,389	4,929	(4)	$38.18	7/15/2024	—		—	—		—
	7/30/2013	11,248	2,812	(4)	$32.78	7/30/2023	—		—	—		—
	7/25/2012	17,606	—		$24.93	7/25/2022	—		—	—		—
	11/4/2011	6,538	—		$23.79	11/4/2021	—		—	—		—
	2/23/2011	11,908	—		$24.20	2/23/2021	—		—	—		—
	2/23/2010	14,224	—		$18.21	2/23/2020	—		—	—		—
	—	—	—		—	—	24,944	(7)	$1,804,698	17,685	(11)	$1,279,510
Martin Gafinowitz	2/23/17	—	37,520	(3)	$57.26	2/23/2027
	2/24/2016	—	72,476	(3)	$42.55	2/24/2026	—		—	—		—
	2/24/2015	—	32,712	(3)	$42.47	2/24/2025	—		—	—		—
	5/15/2014	2,896	5,794	(3)	$36.58	5/15/2024	—		—	—		—
	2/24/2014	10,254	20,511	(3)	$37.36	2/24/2024	—		—	—		—
	2/21/2013	23,296	11,651	(3)	$29.76	2/21/2023	—		—	—		—
	2/23/2012	36,668	—		$26.10	2/23/2022	—		—	—		—
	2/23/2011	34,393	—		$24.20	2/23/2021	—		—	—		—
	—	—	—		—	—	59,029	(8)	$4,270,748	12,380	(11)	$895,693
Barbara B. Hulit	2/23/2017	—	32,160	(3)	$57.26	2/23/2027				—		—
	2/24/2016	—	63,416	(3)	$42.55	2/24/2026	—		—	—		—
	2/24/2015	—	39,989	(3)	$42.47	2/24/2025	—		—	—		—
	5/15/2014	5,792	11,589	(3)	$36.58	5/15/2024	—		—	—		—
	2/24/2014	12,529	25,062	(3)	$37.36	2/24/2024	—		—	—		—
	2/21/2013	31,072	15,537	(3)	$29.76	2/21/2023	—		—	—		—
	2/23/2012	48,905	—		$26.10	2/23/2022	—		—	—		—
	2/23/2011	34,504	—		$24.20	2/23/2021	—		—	—		—
	—	—	—		—	—	55,024	(9)	$3,980,986	10,615	(11)	$767,995

60	2018 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)
William W. Pringle	2/23/17	—	32,160	(3)	$57.26	2/23/2027	—		—	—		—
	2/24/16	10,870	43,487	(4)	$42.55	2/24/2026	—		—	—		—
	2/24/15	6,542	9,814	(4)	$42.47	2/24/2025	—		—	—		—
	5/15/14	4,638	9,279	(3)	$36.58	5/15/2024	—		—	—		—
	2/24/14	8,202	5,469	(4)	$37.36	2/24/2024	—		—	—		—
	7/30/13	10,804	2,703	(4)	$32.78	7/30/2023	—		—	—		—
	2/21/13	11,868	2,971	(4)	$29.76	2/21/2023	—		—	—		—
	7/25/12	14,696	—		$24.93	7/25/2022	—		—	—		—
	—	—	—		—	—	25,761	(10)	$1,863,808	10,615	(11)	$767,995

(1)	We calculated market value based on the closing price of our common stock on December 29, 2017, the last trading day of the year, as reported on the NYSE ($72.35 per share), times the number of unvested shares.

(2)	Under the terms of the award, 50% of the options granted become or became exercisable on each of the fourth and fifth anniversaries of the grant date.

(3)	Under the terms of the award, one-third of the options granted become or became exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(4)	Under the terms of the award, 20% of the options granted become or became exercisable on each of the first five anniversaries of the grant date.

(5)	Includes 32,275 RSUs granted on 7/5/2016; 26,903 RSUs granted on 2/24/2016; 19,196 RSUs granted on 2/24/2015; 43,741 RSUs granted on 2/24/2014; and 25,416 RSUs granted on 2/21/2013, one half of which vest on each of the fourth and fifth anniversaries of the grant date. It also includes 23,170 RSUs granted on 5/15/2014 and 30,852 RSUs granted on 7/30/2013, one-third of which vests on each of the third, fourth, and fifth anniversaries of the grant date.

(6)	This amount includes 33,160 RSUs granted on 2/23/2017 which, as of December 31, 2017, remained subject to performance-based vesting conditions. Fifty percent (50%) of these RSUs vest on each of the fourth and fifth anniversaries of the grant date, except that none of the RSUs will vest unless the Compensation Committee certifies that the Company has achieved positive net income for four consecutive fiscal quarters starting after the grant date and ending on or prior to the tenth anniversary of the grant date. This amount also includes 66,320 PSUs granted on 2/23/2017, 12,910 PSUs granted on 7/5/2016, 53,806 PSUs granted on 2/24/2016 and 38,392 PSUs granted on 2/20/2015. Actual performance with respect to each of these PSUs was trending above target, so the number of shares reported with respect to these awards is the number of shares that would be awarded assuming maximum performance is achieved, pursuant to SEC requirements. The number of shares of common stock that vest pursuant to the PSU awards is based on total shareholder return (TSR) ranking relative to the S&P 500 Index over a three-year performance period. Payout at 100% of the target level requires achievement of above-median performance and rank at the 55th percentile of the S&P 500 Index, while the PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between threshold and target, or between target and maximum, respectively, are determined by linear interpolation. Notwithstanding the above, if absolute TSR performance for the period is negative, a maximum of 100% of the target PSUs will vest, regardless of how strong performance is on a relative basis, and if absolute TSR performance for the period is positive, a minimum of 25% of the target PSUs will vest. The shares received upon the vesting of the PSUs are subject to an additional two-year holding period following the end of the three year performance period.

(7)	Includes 19,136 RSUs granted on 2/24/2016; 2,712 RSUs granted on 7/15/2015; 1,972 RSUs granted on 7/15/2014; and 1,124 RSUs granted on 7/30/2013. Twenty percent (20%) of each award vests on each of the first five anniversaries of the grant date.

(8)	Includes 23,920 RSUs granted on 2/24/2016; 10,802 RSUs granted on 2/24/2015; 2,324 RSUs granted on 5/15/2014; 17,322 RSUs granted on 2/24/2014; and 4,661 RSUs granted on 2/21/2013. One-third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

(9)	Includes 20,938 RSUs granted on 2/24/2016; 13,200 RSUs granted on 2/24/2015; 4,640 RSUs granted on 5/15/2014; 10,031 RSUs granted on 2/24/2014; and 6,215 RSUs granted on 2/21/2013. One-third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

(10)	Includes 14,356 RSUs granted on 2/24/2016; 3,240 RSUs granted on 2/24/2015; 2,189 RSUs granted on 2/24/2014; 1,079 RSUs granted on 7/30/2013 and 1,187 RSUs granted on 2/21/2013. Twenty percent (20%) of each of these awards vests on each of the first five anniversaries of the grant date. Also includes 3,710 RSUs granted on 5/15/2014, which vests one-third on each of the third, fourth and fifth anniversaries of the grant date.

(11)	Includes the RSUs we granted to each individual on 2/23/17 which, as of December 31, 2017, continue to remain subject to performance-based vesting conditions. One-third of these RSUs vest on each of the third, fourth and fifth anniversaries of the grant date, except that none of the RSUs will vest unless the Compensation Committee certifies that the Company has achieved positive net income for four consecutive fiscal quarters starting after the grant date and ending on or prior to the tenth anniversary of the grant date.

2018 Proxy Statement	61

Executive Compensation Tables

Option Exercises and Stock Vested During Fiscal 2017

The following table summarizes stock option exercises and the vesting of RSU awards with respect to our NEOs in 2017.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)
James A. Lico	161,994	$7,928,279	97,190	$5,867,107
Charles E. McLaughlin	—	—	9,209	$559,939
Martin Gafinowitz	—	—	19,372	$1,123,642
Barbara B. Hulit	—	—	20,071	$1,168,832
William W. Pringle	—	—	12,705	$764,933

(1)	We calculated the amounts shown in this column by multiplying the number of shares acquired times the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)	We calculated the amounts shown in this column by multiplying the number of shares acquired times the closing price of the common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2017 Pension Benefits

None of our NEOs participated in a defined benefit pension plan during 2017.

2017 Nonqualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in the EDIP. There were no withdrawals by or distributions to any of the NEOs from the EDIP in 2017.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($) (2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (3)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($) (4)
James A. Lico	$100,000	$225,000	$2,107,897	$8,852,786
Charles E. McLaughlin	$—	$53,550	$218,542	$849,995
Martin Gafinowitz	$290,082	$82,320	$1,617,697	$6,461,058
Barbara B. Hulit	$—	$75,264	$435,501	$1,674,894
William W. Pringle	$152,043	$53,366	$280,816	$1,090,297

(1)	This column reflects the amount of base salary and non-equity incentive plan compensation that each NEO deferred in 2017 under our EDIP, as follows:

NAME	SALARY	NON-EQUITY INCENTIVE PLAN COMPENSATION
James A. Lico	$—	$100,000
Charles E. McLaughlin	$—	$—
Martin Gafinowitz	$89,844	$200,238
Barbara B. Hulit	$—	$—
William W. Pringle	$69,613	$82,430

All amounts set forth in the Salary column above are included as 2017 compensation under the “Salary” column in the Summary Compensation Table for 2017. All amounts set forth in the Non-Equity Incentive Plan Compensation column above were included as 2016 compensation under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2016.

(2)	We included the amounts set forth in this column as 2017 compensation under the “All Other Compensation” column in the Summary Compensation Table.

(3)	The amounts set forth in this column represent earnings that are neither above market nor preferential, and accordingly, we do not include these amounts as compensation in the Summary Compensation Table.

62	2018 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

(4)	The table below indicates for each NEO how much of the EDIP balance set forth in this column that we have reported as compensation in the Summary Compensation Table for previous years.

NAME	AMOUNT INCLUDED IN “AGGREGATE BALANCE AT LAST FYE” COLUMN THAT HAS BEEN REPORTED AS COMPENSATION IN THE SUMMARY COMPENSATION TABLE FOR PREVIOUS YEARS ($)
James A. Lico	$496,022
Charles E. McLaughlin	$65,014
Martin Gafinowitz	$582,392
Barbara B. Hulit	$64,416
William W. Pringle	$0

2018 Proxy Statement	63

Executive Compensation Tables

Potential Payments Upon Termination or Change-of-Control as of 2017 Fiscal Year-End

The following table describes the payments and benefits that each NEO would be entitled to receive upon termination of employment or in connection with a change-of-control of our company. The amounts set forth below assume that the triggering event occurred on December 31, 2017. Where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 29, 2017, the last trading day of the year ($72.35 per share). In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that, under the terms of our 2016 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct).

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)
James A. Lico	Value of unvested stock options that would be accelerated (2),(3)	$15,505,821	—	$24,764,071	$24,764,071
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$14,583,734	—	$15,629,698	$23,182,893
	Benefits continuation	$50,328	—	—	$50,328
	Severance Payment	$2,100,000	—	—	$5,205,000
	Target Annual Incentive Award (4)	—	—	—	$1,575,000
	Performance-Based Annual Incentive Award (4)	$2,532,600	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$34,772,483	—	$40,393,769	$54,822,292
Charles E. McLaughlin	Value of unvested stock options that would be accelerated (2),(3)	$1,645,959	$1,413,125	$3,056,520	$3,056,520
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$1,471,888	$979,908	$1,586,201	$3,084,208
	Benefits continuation	$25,164	—	—	$25,164
	Severance Payment	$605,000	—	—	$1,210,000
	Target Annual Incentive Award (4)	—	—	—	$605,000
	Performance-Based Annual Incentive Award (4)	$960,740	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$4,708,751	$2,393,033	$4,642,722	$7,980,892
Martin Gafinowitz	Value of unvested stock options that would be accelerated (2),(3)	$3,252,353	$1,960,904	$5,124,544	$5,124,544
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$3,251,047	$595,223	$3,366,663	$5,166,411
	Benefits continuation	$24,588	—	—	$24,588
	Severance Payment	$603,000	—	—	$1,055,250
	Target Annual Incentive Award (4)	—	—	—	$452,250
	Performance-Based Annual Incentive Award (4)	$700,083	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$7,831,071	$2,556,128	$8,491,206	$11,823,073

64	2018 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)
Barbara B. Hulit	Value of unvested stock options that would be accelerated (2),(3)	$3,737,639	—	$5,523,141	$5,523,141
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$3,028,499	—	$3,145,055	$4,748,982
	Benefits continuation	$14,555	—	—	$14,555
	Severance Payment	$599,760	—	—	$1,019,592
	Target Annual Incentive Award (4)	—	—	—	$419,832
	Performance-Based Annual Incentive Award (4)	$663,335	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$432,134	—
	Total:	$8,043,787	—	$9,100,330	$11,726,101
William W. Pringle	Value of unvested stock options that would be accelerated (2),(3)	$1,799,855	—	$2,831,212	$2,831,212
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$1,517,686	—	$1,599,080	$2,631,804
	Benefits continuation	$23,172	—	—	$23,172
	Severance Payment	$540,000	—	—	$918,000
	Target Annual Incentive Award (4)	—	—	—	$378,000
	Performance-Based Annual Incentive Award (4)	$607,824	—	—	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$425,445	—
	Total:	$4,488,537	—	$4,855,737	$6,782,188

(1)	Please see “Severance and Change in Control Plan for Officers” for a description of the severance benefits and cash payments our NEOs would be entitled to receive if we terminate the executive’s employment without cause, or upon termination following a change-in-control, as well as a description of the noncompetition and other post-closing covenants agreed to by our NEOs under the Proprietary Interest Agreements. The amounts set forth in the table assume that the executive would have executed our standard release in connection with any termination without cause or termination following a change-in-control.

(2)	The terms of our 2016 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, PSUs, and stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs and PSUs if the participant dies during employment. Mr. McLaughlin and Mr. Gafinowitz were our only NEOs who were retirement eligible as of December 31, 2017.

(3)	Pursuant to the Severance and Change in Control Plan for Officers (“Severance Plan”), in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s outstanding equity awards will remain outstanding and continue to vest pursuant to the original vesting schedule, subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. The remaining portion of such unvested awards would be forfeited. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, all unvested equity awards shall become immediately vested (assuming, if applicable, that any performance goals were met at the target level, irrespective of any actual performance).

(4)	Pursuant to the Severance Plan, in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s annual incentive award will remain outstanding and be payable at the end of the performance period subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, a prorated portion of the NEO’s target annual incentive award will immediately vest and be paid. None of the annual incentive awards are prorated for purposes of the table since we assume that the NEO terminated employment on December 31, 2017, which is the end of the performance period for our annual incentive awards.

(5)	Under the terms of the EDIP, any unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest upon the participant’s death. Ms. Hulit and Mr. Pringle are the only NEOs who have unvested EDIP balances.

Pay Ratio Disclosure

We are providing this pay ratio disclosure to comply with Item 402(u) of Regulation S-K promulgated under the Exchange Act. Our pay ratio that we disclose below is a reasonable estimate that we derived from our internal records using the methodology that we describe below. Our methodology and our resulting pay ratio may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

2018 Proxy Statement	65

Executive Compensation Tables

To determine our “median employee” for purposes of calculating our pay ratio, we considered only those employees that we employed as of October 1, 2017. In addition, in reliance on the “de minimis” exemption that the rule provides, we identified the “median employee” from an employee population that excluded the non-U.S. employees from each of the jurisdictions listed below. In compliance with the “de minimis” exemption, the 1,002 non-U.S. employees in the excluded countries constituted less than 5% of our 24,403 aggregate employees (both U.S. and non-U.S. employees) as of October 1, 2017.

COUNTRY	EMPLOYEES IN THE APPLICABLE COUNTRY AS OF OCTOBER 1, 2017
Algeria	1
Austria	22
Belgium	8
Bulgaria	12
Chile	130
Columbia	1
Egypt	9
Estonia	12
Finland	72
France	105
Greece	16
Indonesia	9
Ireland	21
Latvia	9
Lithuania	7
Malaysia	20
Morocco	3

COUNTRY	EMPLOYEES IN THE APPLICABLE COUNTRY AS OF OCTOBER 1, 2017
Norway	34
Philippines	1
Poland	15
Qatar	6
Russia	44
Saudi Arabia	6
Serbia	60
Singapore	97
South Korea	67
Spain	11
Switzerland	51
Taiwan	61
Thailand	24
Tunisia	2
Ukraine	2
United Arab Emirates	58
Vietnam	6

We identified our median employee by examining the base compensation plus cash bonuses for each of the employees in such employee population (excluding the employees we describe above), using the following methodology:

•	Using internal payroll records, we determined each employee’s base salary or wages plus overtime, as applicable, that we paid during the period from January 1, 2017 through September 30, 2017, which we refer to as the “compensation period.” For any permanent employee that we hired after January 1, 2017, we adjusted his or her base salary or wages plus overtime to reflect what such individual would have earned if he or she had been employed for the entire compensation period.

•	We added any cash incentive compensation, sales commission, and other bonus that we actually paid during the compensation period, irrespective of when earned, without making any adjustments with regard to employees that we hired after January 1, 2017.

•	For non-U.S. employees that we paid in currency other than U.S. Dollars, we applied the applicable currency exchange rate as of October 2, 2017.

Once we identified our median employee according to the methodology we describe above, we calculated such employee’s total compensation for 2017 in the same way that we calculated total compensation for each of our NEOs that appear in the Summary Compensation Table above. The total compensation of James A. Lico, our Chief Executive Officer, and the total compensation of our median employee in 2017 were $11,396,099 and $53,805, respectively, resulting in a ratio of Mr. Lico’s compensation to the median employee’s compensation of 211.8 to 1.

66	2018 Proxy Statement	FORTIVE CORPORATION

Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2017.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
PLAN CATEGORY	(A)	(B) (1)	(C)
Equity compensation plans approved by security holders (2)	13,336,631 (3)	$38.09	9,051,495 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	13,336,631	$38.09	9,051,495

(1)	The RSUs, RSAs, PSUs, and PSAs that have been issued under our 2016 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of Common Stock, the participant’s EDIP balance is converted into shares of Common Stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.

(2)	Consists of the Stock Plan and the EDIP.

(3)	Consists of 12,899,639 shares attributable to the Stock Plan and 436,992 shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of Common Stock or a combination of cash and shares of Common Stock (except that any portion of a participant’s account that is subject to the Common Stock earnings rate must be distributed in shares of Common Stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2017 would be distributed in Common Stock.

(4)	Consists of 7,504,690 shares available for future issuance under the Stock Plan and, based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2017, 1,546,805 shares available for future issuance under the EDIP. See “Proposal 4—Approval of Amendments to Fortive’s 2016 Stock Incentive Plan” for a description of the types of awards issuable under the Stock Plan and “—Fortive Executive Deferred Incentive Plan” for a description of our EDIP. The additional shares that would be added to the Stock Plan if Proposal 4 is approved at the Annual Meeting are not included in this table.

2018 Proxy Statement	67

Proposal 3. Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (the “say-on-pay vote”). Our say-on-pay vote occurs every year. Our shareholders will have an opportunity every six years to vote on an advisory basis on the frequency of the say-on-pay vote, with the next advisory vote on the frequency to occur in 2023.

As discussed in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s overall size, diversity and global footprint; drive sustainable performance that delivers long-term value to shareholders; align the interest of the executives with those of the shareholders; align compensation with the Company’s business strategy; and motivate our executives to demonstrate exceptional personal performance and perform consistently over the long-term at or above the levels that we expect.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 3.

68	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 4. Approval of the Fortive Corporation 2016 Stock Incentive Plan, as Amended and Restated

Introduction

The Board is seeking shareholder approval of the Fortive Corporation 2016 Stock Incentive Plan, as amended and restated, to obtain authority to increase the number of shares that we can grant under the Plan. The purpose of the Plan is to allow Fortive to issue equity awards to individuals that it wishes to recruit or retain as employees, directors, or consultants. The Plan was originally approved by our sole shareholder prior to our spin-off from Danaher Corporation.

The Plan currently authorizes us to deliver up to 23 million shares of our common stock pursuant to awards under the Plan. The amendment to the plan that this proposal contemplates would authorize us to deliver up to an additional 16.5 million shares, for a total of 39.5 million shares authorized for issuance pursuant to awards granted under the Plan.

The Board believes that it is in the best interest of Fortive and its shareholders to approve this proposal so that Fortive can continue to use the Plan to grant equity compensation to attract, retain and reward employees and directors and closely align their interests with those of Fortive’s shareholders. If shareholders do not approve this proposal, then the Plan will remain in effect in its current form and with the number of shares currently authorized.

Outstanding Equity Awards

INFORMATION REGARDING OUTSTANDING EQUITY AWARDS AS OF MARCH 31, 2018
Shares currently authorized under the Plan	23,000,000
Shares reserved for issuance pursuant to outstanding stock options	11,804,771
Weighted average exercise price of outstanding stock options	$43.38
Weighted average remaining term of outstanding stock options	6.62 years
Shares subject to outstanding full-value awards	2,127,695
Shares available for use in connection with future awards (1)	5,725,276
Additional requested shares	16,500,000
Total authorized shares under the Plan upon approval of this Proposal 4	39,500,000

(1)	These unused shares will be available for future awards irrespective of whether this Proposal 4 is approved.

Burn Rate

The following table sets forth information regarding our “burn rate” (the percentage of our outstanding shares of common stock that we grant as equity awards each year) since we became a separate publicly traded company mid-way through 2016:

	BURN RATE (SHARES IN THOUSANDS)
	YEAR ENDED DECEMBER 31,
	2017	2016 (1)
Options granted	1,900	7,300
Restricted shares or restricted stock units granted	600	1,800
Weighted average shares of common stock outstanding	347,500	345,700
Burn rate (2)	0.7%	2.6%

(1)  Includes 5,500,000 options and 1,100,000 restricted share units converted from, and 100,000 restricted shares replaced for, equity grants previously awarded by Danaher prior to the Separation, representing 1.9% burn rate in 2016.

(2)  Burn rate for a period is calculated as the total number of shares of Fortive common stock underlying the equity awards granted during such period divided by the weighted average shares of Fortive common stock outstanding during such period.

2018 Proxy Statement	69

Proposal 4. Approval of the Fortive Corporation 2016 Stock Incentive Plan, as Amended and Restated

Overhang

As of March 31, 2018, we had 348.5 million shares of common stock outstanding. The table below presents our potential overhang based on our common stock outstanding and our request that 16.5 million additional shares be made available for issuance pursuant to awards under the Plan. Our Board believes that the requested shares of common stock under the Plan represent a reasonable amount of potential overhang, which will allow us to continue awarding equity incentives, an important component of our overall compensation program.

OVERHANG WITH ADDITION OF 16.5 MILLION SHARES
Equity awards outstanding as of March 31, 2018	13,932,466
Shares available for grant under the Plan as of March 31, 2018	5,725,276	Overhang
Additional requested shares (1)	16,500,000	4.3%
Total Shares (2)	36,157,742	9.4%

(1)	Overhang attributable to the additional requested shares is calculated as (additional requested shares) / (common stock outstanding + equity awards outstanding + shares available for grant + additional requested shares) as of March 31, 2018.

(2)	Total overhang is calculated as (equity awards outstanding + shares available for grant + additional requested shares) / (common stock outstanding + equity awards outstanding + shares available for grant + additional requested shares) as of March 31, 2018.

Summary of the Plan (as proposed to be amended)

General

The following is a summary of the material terms of the Plan as proposed to be amended. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B. If there is any inconsistency between the Plan and this summary, the terms of the Plan control.

Eligibility

All employees, consultants, and directors of Fortive and its subsidiaries are eligible to receive awards under the Plan, if selected by the plan administrator. As of March 31, 2018, Fortive had approximately 27,000 employees and six non-employee directors.

Administration

The Compensation Committee administers the Plan. The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. The Compensation Committee may delegate its administrative authority to employees of Fortive, to the extent permitted by law.

The Administrator determines, in its sole discretion, who will receive awards under the plan, the award type, and the terms of any award (subject to any limitations in the Plan), including any vesting schedule. The Administrator also has the discretion to accelerate the vesting of any award.

Types of Awards

The following awards may be granted under the Plan: stock options, stock appreciation rights (otherwise known as “SARs”), restricted stock, restricted stock units (otherwise known as “RSUs”) and other stock-based awards. The Administrator may subject any award type to the achievement of performance goals. All awards granted under the Plan must have a minimum one-year vesting period, except that up to 5% of the shares authorized for grant under the Plan may be issued with less than a one year vesting period.

70	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 4. Approval of the Fortive Corporation 2016 Stock Incentive Plan, as Amended  and Restated

Stock Subject to Plan

Subject to the adjustment provisions included in the Plan, a total of 39.5 million shares of our common stock may be issued pursuant to awards granted under the Plan, as amended. If any award issued under the Plan expires, is canceled, or terminates for any reason, then the shares subject to that award will again become available for issuance under the Plan. However, the following shares will not again become available for issuance under the Plan: shares that are (i) used to the pay the exercise price of stock options or SARs, (ii) used to satisfy any tax withholding obligations, or (iii) repurchased in the open market with the proceeds from a stock option exercise. As of April 9, 2018, the market value of one share of our common stock was $74.11.

Limit on Director Awards

The grant date fair value of awards under the Plan to any non-employee director may not exceed $500,000 in any one calendar year.

Stock Options and Stock Appreciation Rights

The Plan authorizes the grant of non-qualified stock options, which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code (which we refer to throughout this summary as the “Code”), as well as SARs. A stock option entitles the participant to purchase a specified number of shares of Fortive common stock at a specified exercise price. An SAR entitles a participant to receive a payment equal to the excess of the fair market value of a share of Fortive’s common stock on the date of exercise and the exercise price. This payment may be made in cash or stock, or a combination of cash and stock. The Administrator has the authority to grant options and SARs with any terms and conditions it chooses to any individual eligible to receive awards under the plan, subject to the following requirements:

•	The exercise price of stock options and SARs granted under the Plan may not be less than the fair market value of a share of Fortive’s common stock on the date of grant (except in the event of a conversion, replacement or substitution in connection with an acquisition or merger or in the event of an adjustment to Fortive’s capital stock). The “fair market value” means the closing price per share of common stock on the New York Stock Exchange on the date the award is granted, or if no such closing price is available on such day, the closing price for the immediately preceding trading day.

•	Except for adjustments related to changes in the capital structure or a substantial corporate change of Fortive, the Administrator may not, absent the approval of the shareholders, reduce the exercise price of any outstanding options or SARs, cancel and re-grant any outstanding option or SAR with a lower exercise price or cancel underwater options for cash.

•	No stock option or SAR will be exercisable more than ten years after the date it is granted. If, on the last day that an outstanding option may be exercised before it expires, the fair market value of a share exceeds the per-share exercise price of the option by at least $0.01, then such option will automatically be exercised on behalf of the participant on such date.

Restricted Stock Grants, Restricted Stock Units and Other Stock-Based Awards

The Administrator may grant awards of restricted stock, RSUs, or other stock-based awards to any individual eligible to participate in the Plan.

•	Restricted Stock. A restricted stock grant is a direct grant of Fortive’s common stock, subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions. A participant who is awarded a restricted stock grant under the Plan will have the same voting, dividend and other rights as Fortive’s other shareholders from the date of grant, except that any dividends paid on the restricted stock will be accumulated and delivered to the participant if and only to the same extent that the restricted stock vests.

2018 Proxy Statement	71

Proposal 4. Approval of the Fortive Corporation 2016 Stock Incentive Plan, as Amended and Restated

•	RSUs. An RSU award entitles the participant to receive shares of Fortive’s common stock upon satisfaction of any applicable vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions. A participant who is awarded RSUs under the Plan does not have any ownership rights with respect to the underlying shares of common stock, and thus may not vote the shares or receive dividends. However, the Administrator may, in its discretion, grant to a participant dividend equivalent rights in connection with an RSU award, which entitle the participant to receive a payment equal to the cash dividends paid on the underlying shares of common stock after grant and prior to vesting, which are paid to the participant only when the RSUs vest.

•	Other Stock Based Awards. Other awards that are valued in whole or in part by reference to, or otherwise based on or related to, Fortive’s common stock may also be granted to employees, directors and consultants according to the terms and conditions determined by the Administrator in its sole discretion.

Adjustments

Upon any change in Fortive’s capitalization such as a stock dividend or stock split, the Administrator will make a proportionate and appropriate adjustment to the number of shares underlying outstanding awards as well as the number of shares reserved for issuance under the Plan (including the limits regarding the number of shares available for awards granted in any form other than options or SARs) and the number and type of shares specified as the annual per-participant limitation.

Termination of Employment

Under the terms of the Plan, the Administrator determines the treatment of a participant’s equity awards upon a termination of the Participant’s employment.

Transferability of Awards

Generally, awards under the Plan may not be pledged, assigned or otherwise transferred or disposed of in any manner other than by will or the laws of descent or distribution. However, the Administrator has the authority to allow the transfer of awards by gift to members of the participant’s immediate family, children, grandchildren or spouse, a trust in which the participant and/or such family members collectively have more than 50% of the beneficial interest, or any other entity in which the participant and/or such family members own more than 50% of the voting interests.

Corporate Changes

As defined in the Plan, a substantial corporate change includes the consummation of (i) Fortive’s dissolution or liquidation; (ii) a merger, consolidation, or reorganization in which Fortive is not the surviving entity (unless the voting securities of Fortive outstanding prior to such event continue to represent more than 50% of the voting securities of the surviving entity); (iii) the sale of all or substantially all of Fortive’s assets to another person or entity; or (iv) any transaction approved by the Board (including a merger or reorganization in which Fortive survives) that results in any person or entity (other than any affiliate of Fortive as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all of Fortive’s classes of stock. Upon a substantial corporate change, the Plan and any forfeitable portions of the awards will terminate unless provision is made for the assumption or substitution of the outstanding awards. Unless the Board determines otherwise, if any award would otherwise terminate upon a substantial corporate change, the Administrator will either (i) provide holders of options and SARs with a right, at such time before the consummation of the transaction as the Board designates, to exercise any unexercised portion of an option or SAR, whether or not previously exercisable, or (ii) cancel each award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the value of the underlying shares of common stock minus, for any options or SARs, the exercise price for the shares covered by the option or SAR.

Foreign Jurisdictions

To comply with the laws in countries outside the United States in which Fortive or any of its subsidiaries operates or has employees, the Administrator has the authority to determine which subsidiaries will be covered by the Plan and which

72	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 4. Approval of the Fortive Corporation 2016 Stock Incentive Plan, as Amended  and Restated

employees outside the United States are eligible to participate in the Plan, to modify the terms and conditions of any award granted to employees outside the United States and to establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

Amendment or Termination of Plan and Awards

The Board may generally amend, suspend or terminate the Plan at any time. However, no amendment may be made that would have or can have a material adverse effect on any participant or beneficiary unless agreed to by such individual in writing (except that if change is required to comply with Section 409A of the Code, then the company may make such change unilaterally). In addition, no Plan amendment may be effected without approval of Fortive’s shareholders to the extent such approval is required under applicable law or any applicable stock exchange rule. Unless the Board extends the Plan’s term, the Administrator may not grant Awards under the Plan after July 2, 2026.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of transactions under the Plan based on current federal income tax laws. The Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, consultant or director or to Fortive. The provisions of the Code and regulations thereunder relating to these matters are complicated and may change, and their impact in any one case may depend upon a participant’s particular circumstances. This summary expressly does not discuss the provisions of any income tax laws of any municipality, state or non-U.S. taxing jurisdiction in which a participant may reside, gift, estate or excise taxes, or other tax laws other than U.S. federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Fortive advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Plan. Finally, we discuss more fully below the limitation that Section 162(m) of the Code places on our ability to deduct certain compensation for tax purposes.

Stock Options

With respect to stock options: (i) no income is recognized by the participant at the time the stock option is granted; (ii) generally, at exercise, ordinary income (treated as compensation) is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and Fortive is entitled to a tax deduction in the same amount (subject to the limits of Section 162(m)); and (iii) upon disposition of the shares, any gain or loss is treated as long- or short-term capital gain or loss (depending on the time the stock is held after exercise).

Stock Appreciation Rights

Upon exercise of a stock appreciation right, the participant will recognize ordinary income (treated as compensation) in an amount equal to the cash received, and if the SAR is paid in common stock, the fair market value of the common stock as of the date of exercise. Fortive generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income (subject to the limits of Section 162(m)).

Restricted Stock

In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions expire over the amount paid for the stock (if any). As the restrictions applicable to a grant of restricted stock expire (for example, if the restrictions on 20% of a grant expire on each anniversary of the grant), the participant will include an appropriate portion of the shares as ordinary income (treated as compensation). The participant’s basis in the stock is equal to the amount included in income on the

2018 Proxy Statement	73

Proposal 4. Approval of the Fortive Corporation 2016 Stock Incentive Plan, as Amended and Restated

expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the stock is held after the restrictions end). Dividends received by the participant constitute ordinary income (treated as compensation) in the year received. Fortive generally will be entitled to a deduction equal to the fair market value of the stock when it is included in the participant’s income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on stock that remains subject to restrictions (in each case subject to the limits of Section 162(m)).

If a Section 83(b) election is made within 30 days of the initial grant, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. Fortive generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) Fortive paid the participant for the restricted stock at the time it is forfeited.

Restricted Stock Units

A participant will not recognize any income at the time an RSU is granted, nor will Fortive be entitled to a deduction at that time. When payout of an RSU is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received. Fortive will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m).

Tax Withholding

The Company may decide to satisfy withholding obligations related to equity awards through additional withholding on the participant’s salary or wages. If Fortive does not or cannot withhold from the participant’s compensation, the participant must pay Fortive, with a cashier’s check, certified check or wire transfer of immediately available funds, the full amounts required for withholding. If the Administrator so determines, the participant must instead satisfy the withholding obligations at the Administrator’s election (a) by directing Fortive to retain shares from the exercise, vesting or release of the award, (b) by directing Fortive to sell or arrange for the sale of shares that the participant acquires at the exercise or release of the award, (c) by tendering previously owned shares, (d) by attesting to his ownership of shares (with the distribution of net shares), or (e) by having a broker tender to Fortive cash equal to the withholding taxes, subject in each case to a withholding of no more than the minimum applicable tax withholding rate (or such other rate that will not cause adverse accounting consequences for Fortive).

Section 162(m) Limitation

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to “covered employees,” a term which includes the chief executive officer, the chief financial officer, the three highest compensated officers in any fiscal year besides these two individuals, and anyone who was a “covered employee” for any preceding taxable year beginning after December 31, 2016. Prior to the enactment of the Tax Cuts and Jobs Act, there was an exception to this limitation for certain performance-based compensation. As a result of the Tax Cuts and Jobs Act, that exception is no longer available, and therefore, any compensation that becomes payable under the Plan to “covered employees” would be subject to the $1 million deduction limit.

74	2018 Proxy Statement	FORTIVE CORPORATION

Proposal 4. Approval of the Fortive Corporation 2016 Stock Incentive Plan, as Amended  and Restated

Section 409A

The Plan has been written to comply, by its terms, with Section 409A of the Code; however, in the event that an award issued under the Plan constitutes a deferral of compensation under a nonqualified deferred compensation plan (as such term is defined under Section 409A) that does not comply with Section 409A, such award may be modified to comply with the requirements of Section 409A (or a successor provision thereto).

New Plan Benefits

We cannot currently determine the awards that may be granted under the Plan in the future to the executive officers named in this proxy statement, other officers, directors, consultants, or other persons. The Administrator will make such determinations from time to time. No awards have been granted that are contingent on the approval of this Proposal 4.

Since the date of adoption of the Plan through December 31, 2017, Fortive granted the following number of options and full-value awards (based on target awards) to the following individuals and groups listed below:

2016 STOCK INCENTIVE PLAN
NAME:	OPTIONS	FULL-VALUE AWARDS (1)
James A. Lico	1,934,979	448,467
Charles E. McLaughlin	216,411	56,786
Martin Gafinowitz	288,171	90,781
Barbara B. Hulit	320,555	85,710
William W. Pringle	173,503	52,979
Current Executive Officers as a Group (12 persons)	3,698,997	970,658
Non-Executive Directors as a Group (6 persons)	48,110	21,595
Non-Executive Officer Employees as a Group	9,277,875	2,291,858

(1)	Includes RSUs, PSUs, and restricted stock, in each case, based on, if applicable, target shares.

Securities Authorized for Issuance Under Equity Compensation Plans

See page 65 for information about the number of outstanding awards and authorized shares that are available for issuance under our compensation plans as of December 31, 2017.

The Board of Directors recommends that shareholders vote “FOR” the approval of the Fortive Corporation 2016 Stock Incentive Plan, as amended and restated.

2018 Proxy Statement	75

Other Matters

Fortive’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2018 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied except that, due to administrative error, (i) Mr. William Pringle failed to report on his original Form 5 for the fiscal year ended December 31, 2016 a donation of shares he made to a charitable organization, which donation was subsequently reported on an amendment to the original Form 5, and (ii) Ms. Stacey Walker failed to file on a timely basis one Form 4 with respect to a discretionary intra-plan transfer from Fortive stock fund within Fortive’s 401(k) plan, which transaction was subsequently reported on a Form 4.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.fortive.com, of any of the following:

•	the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;

•	the method for interested parties to communicate directly with the Board or with individual directors, the independent Chairman of the Board, or if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group;

•	the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;

•	contributions by Fortive to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and

•	any amendment to the Standards of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Standards of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

76	2018 Proxy Statement	FORTIVE CORPORATION

Shareholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder who wishes to have a proposal included in Fortive’s proxy statement for the 2019 Annual Meeting of Shareholders must submit the proposal in writing to Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, for receipt no later than December 19, 2018 in order to be considered for inclusion.

In order to be properly brought before the 2019 Annual Meeting of Shareholders, a shareholder’s notice of nomination of one or more director candidates to be included in Fortive’s proxy statement and ballot (a “proxy access nomination”) must be received by Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, between November 19, 2018 and December 19, 2018 (or, if the 2019 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2019 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2019 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws.

Shareholders intending to present a proposal at the 2019 Annual Meeting of Shareholders without having it included in the Company’s proxy statement or to make a nomination other than a proxy access nomination must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2019 Annual Meeting of Shareholders, the proxies provided to Fortive’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2019 Annual Meeting of Shareholders is held during the period from May 6, 2019 to July 5, 2019 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Fortive’s Secretary at the address noted above no earlier than February 5, 2019 and no later than March 7, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel B. Kim

Secretary

Dated: April 18, 2018

COPIES OF FORTIVE’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO FORTIVE OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 6920 SEAWAY BLVD, EVERETT, WA 98203.

2018 Proxy Statement	77

Appendix A

RECONCILIATION OF NON-GAAP INFORMATION TO CORRESPONDING GAAP INFORMATION

Adjusted Diluted Net Earnings per Share

	Year Ended
	December 31, 2017	December 31, 2016
Diluted Net Earnings Per Share (GAAP)	$2.96	$2.51
Pretax amortization of acquisition-related intangible assets in the year ended December 31, 2017 ($65 million pretax, $49 million after tax) and in the year ended December 31, 2016 ($86 million pretax, $62 million after tax)	0.19	0.25
Pretax Additional Interest Expense in the year ended December 31, 2016 ($42 million pretax, $30 million after tax)	—	(0.13)
Acquisition-related transaction costs and acquisition-related restructuring in the year ended December 31, 2017 ($22 million pretax, $16 million after tax)	0.06	—
Gain on sale of real property in the year ended December 31, 2017 ($8 million pretax, $5 million after tax)	(0.02)	—
Gain from acquisition in the year ended December 31, 2017 ($15 million after tax)	(0.04)	—
Estimated tax effect of the adjustments reflected above	(0.05)	(0.03)
Estimated provisional TCJA Adjustments[1]	(0.20)	—
Additional Income Tax Adjustment in the year ended December 31, 2016 ($30 million after tax)	—	(0.09)
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$2.89	$2.52

[1]	TCJA Adjustments include non-recurring, provisional impact of the Tax Cut and Jobs Act (the “TCJA”), including the provisional amount of the remeasurement of deferred tax assets and liabilities and the provisional amount of the transitional tax obligations on deemed repatriation of foreign earnings.

2018 Proxy Statement	A-1

Appendix A

Core Revenue Growth

Components of Revenue Growth

Total Fortive	% Change Year Ended December 31, 2017 vs. Comparable 2016 Period
Total Revenue Growth (GAAP)	6.9%
Core (Non-GAAP)	4.5%
Acquisitions * (Non-GAAP)	2.1%
Impact of currency translation (Non-GAAP)	0.3%

*	For the year ended December 31, 2017, this includes the impact from the acquisitions and the Separation

Year-over-Year Operating Profit Margins

Total Fortive
Year ended December 31, 2016 Operating Profit Margin (GAAP)	20.0%
Year ended December 31, 2017 impact from operating profit margin of businesses that have been owned for less than one year * (Non-GAAP)	(0.4)%
Year ended December 31, 2017 acquisition-related transaction costs and restructuring deemed significant (Non-GAAP)	(0.3)%
Year-over-year core operating margin changes for year ended December 31, 2017 (defined as all year-over-year operating margin changes other than the changes identified in the line item above) (Non-GAAP)	1.1%
Year ended December 31, 2017 Operating Profit Margin (GAAP)	20.4%

*	This includes the impact from the acquisitions and the Separation

A-2	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

FORTIVE CORPORATION

2016 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

1. Purpose of the Plan; Effective Date.

(a) Purpose. Fortive Corporation, a Delaware corporation, wishes to recruit and retain key Employees, Directors and Consultants and to motivate them to contribute to the growth and profitability of the Company. To further these objectives, the Company established the Fortive Corporation 2016 Stock Incentive Plan. Under the Plan, the Company may make grants of Options, Stock Appreciation Rights, Restricted Stock Grants, Restricted Stock Units, Other Stock-Based Awards and Conversion Awards. The Company may also make direct grants of Common Stock in the form of Restricted Stock Grants to Participants as a bonus or other incentive or grant such stock in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans.

(b) Amendment Effective Date. The Plan, as amended and restated, was approved by the stockholders of the Company effective June 5, 2018 (the “Amendment Effective Date”) to increase the number of shares of Common Stock reserved for issuance under Section 5(a), and to make certain other administrative changes, with such changes applicable only with respect to grants of Awards made after December 31, 2017,

2. Definitions. As used herein, the following definitions shall apply:

“Administrator” means the Compensation Committee of the Board, unless the Board specifies another committee or the Board elects to act in such capacity.

“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock Grants, Restricted Stock Units, Other Stock-Based Awards or Conversion Awards (each as defined below).

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the regulations issued with respect thereof.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock of the Company.

“Company” means Fortive Corporation, a Delaware corporation.

“Consultant” means any person engaged as a consultant or advisor of the Company or an Eligible Subsidiary for whom a Form S-8 Registration Statement is available for the issuance of securities.

“Danaher” shall mean Danaher Corporation, a corporation organized under the laws of the State of Delaware.

“Date of Grant” means the date as of which the Administrator grants an Award to a person.

“Disability” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

2018 Proxy Statement	B-1

Appendix B

“Early Retirement” means an employee voluntarily ceases to be an Employee and the Administrator determines (either initially or subsequent to the grant of the relevant Award) that the cessation constitutes Retirement for purposes of this Plan. In deciding whether a termination of employment is an Early Retirement, the Administrator need not consider the definition under any other Company benefit plan.

“Eligible Director” (or “Director”) means a non-employee director of the Company or one of its Eligible Subsidiaries.

“Eligible Subsidiary” means each of the Company’s Subsidiaries, except as the Administrator otherwise specifies.

“Employee” means any person employed as an employee of the Company or an Eligible Subsidiary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Price” means, in the case of an Option, the value of the consideration that an Optionee must provide in exchange for one share of Common Stock. In the case of a SAR, “Exercise Price,” means an amount which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock for purposes of the Plan which will be determined as follows:

(i) If the Common Stock is traded on the New York Stock Exchange or other national securities exchange, the closing sale price on that date or, if the given date is not a trading day, the closing sale price for the immediately preceding trading day; or

(ii) If the Common Stock is not traded on the New York Stock Exchange or other national securities exchange, the Fair Market Value thereof shall be determined in good faith by the Administrator and in compliance with Code Section 409A.

“Full Value Award” means any Award settled in shares of Common Stock, other than (i) an Option, (ii) a Stock Appreciation Right, (iii) an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value on the date of grant of the shares subject to such Award, or (iv) an Other Stock-Based Award based solely on appreciation in the Fair Market Value of the Common Stock.

“Gross Misconduct” means the Participant has:

(i) Committed fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any Subsidiary thereof, or any other action in willful disregard of the interests of the Company or any Subsidiary thereof;

(ii) Been convicted of, or pled guilty or no contest to, (i) a felony, (ii) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (iii) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of the Company or any Subsidiary;

(iii) Refused or willfully failed to adequately perform any duties assigned to him/her; or

(iv) Refused or willfully failed to comply with standards, policies or procedures of the Company or any Subsidiary thereof, including without limitation the Company’s Standards of Conduct as amended from time to time.

“Incentive Stock Option” or “ISO” means a stock option intended to qualify as an incentive stock option within the meaning of Code Section 422.

“Normal Retirement” means an employee voluntarily ceases to be an Employee at or after reaching age sixty-five (65).

“Option” means a stock option granted pursuant to Section 6 of the Plan that is not an ISO, entitling the Optionee to purchase Shares at a specified price.

B-2	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

“Optionee” means an Employee, Consultant, or Director who has been granted an Option under this Plan or, where appropriate, a person authorized to exercise an Option in place of the intended original Optionee.

“Other Stock-Based Awards” are Awards (other than Options, SARs, RSUs and Restricted Stock Grants) granted under Section 10 of the Plan that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

“Participant” means Optionees and Recipients, collectively. The term “Participant” also includes, where appropriate, a person authorized to exercise an Option or hold or receive another Award in place of the intended original Optionee or Recipient.

“Performance Objectives” means one or more objective or subjective performance factors as determined by the Administrator with respect to each Performance Period.

“Performance Period” means a period for which Performance Objectives are set and during which performance is to be measured to determine whether a Participant is entitled to payment in respect of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Unless otherwise designated by the Administrator, the Performance Period will be based on the calendar year.

“Plan” means this 2016 Stock Incentive Plan, as amended from time to time.

“Recipient” means an Employee, Consultant, or Director who has been granted an Award other than an Option under this Plan or, where appropriate, a person authorized to hold or receive such an Award in place of the intended original Recipient.

“Restricted Stock Grant” means a direct grant of Common Stock, as awarded under Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an unfunded right to receive (if conditions are met) one share of Common Stock, as awarded under Section 9 of the Plan.

“Retirement” means both Early Retirement and Normal Retirement, as defined herein.

“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock Appreciation Right” or “SAR” means any right granted under Section 7 of the Plan.

“Subsidiary” means any corporation, limited liability company, partnership or other entity (other than the Company) in an unbroken chain beginning with the Company if, at the time an Award is granted to a Participant under the Plan, each of such entities (other than the last entity in the unbroken chain) owns stock or other equity possessing twenty percent (20%) or more of the total combined voting power of all classes of stock or equity in one of the other entities in such chain.

3. Eligibility. All Employees, Consultants, and Directors are eligible for Awards under this Plan. Eligible Employees, Consultants, and Directors become Optionees or Recipients when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan.

4. Administration of the Plan.

(a) The Administrator. The Administrator of the Plan is the Compensation Committee of the Board, unless the Board specifies another committee or the Board elects to act in such capacity. The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such

2018 Proxy Statement	B-3

Appendix B

powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions to Employees (other than the power to grant awards to Eligible Directors or Section 16 Persons), to the extent permitted under applicable Delaware corporate law.

(b) Rule 16b-3 Compliance. Awards to Section 16 Persons shall be made only by a Committee (or a subcommittee of the Committee) consisting solely of two or more non-employee Directors in accordance with Rule 16b-3.

(c) Powers of the Administrator. The Administrator’s powers will include, but not be limited to, the power to: construe and interpret the terms of the Plan and Awards granted pursuant to the Plan (including the power to remedy any ambiguity, inconsistency, or omission); amend, waive, or extend any provision or limitation of any Award (except as limited by the terms of the Plan); in order to fulfill the purposes of the Plan and without amending the Plan, vary the terms of or modify Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs; and adopt such procedures as are necessary or appropriate to carry out the foregoing.

(d) Granting of Awards. Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the Optionees and the Recipients of other Awards and will determine either initially or subsequent to the grant of the relevant Award:

(i) the terms of such Awards;

(ii) the schedule for exercisability and nonforfeitability, including any requirements that the Participant or the Company satisfy performance criteria or Performance Objectives, and the acceleration of the exercisability or nonforfeitability of the Awards (for the avoidance of doubt, the Administrator shall have discretion to accelerate the vesting of all or a portion of any performance-based vesting conditions or Performance Objectives);

(iii) the time and conditions for expiration of the Awards; and

(iv) the form of payment due upon exercise or grant of Awards.

Notwithstanding anything to the contrary in this Plan, the Administrator may in its sole discretion reduce or eliminate a Participant’s unvested Award or Awards if he or she changes classification from a full-time Employee to a part-time Employee.

(e) Substitutions. The Administrator may also grant Awards in conversion or replacement of or substitution for options or other equity awards or interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the awards or interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires. Notwithstanding anything in the foregoing to the contrary, any Award to any Participant who is a U.S. taxpayer will be adjusted appropriately pursuant to Code Section 409A.

(f) Effect of Administrator’s Decision. The Administrator’s determinations under the Plan need not be uniform and need not consider whether actual or potential Participants are similarly situated. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

(g) Minimum Vesting Schedule. Notwithstanding anything to the contrary in this Plan, each Award granted under this Plan shall be subject to a minimum vesting schedule or performance period, as applicable, of not less than one (1) year; provided, however, that up to five percent (5%) of the shares authorized for grant under this Plan may be issued without regard to the foregoing minimum vesting period and that, for purposes of Awards granted to Directors, “one (1) year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting as long as such period of time is not less than fifty (50) weeks, and provided, further, that the Administrator may waive the restrictions set forth in this sentence in its sole discretion (i) in the event of death, Disability, Retirement or a Substantial Corporate Change

B-4	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

and (ii) for Awards granted in settlement of an obligation to pay cash under the Company’s compensatory plans and deferred compensation arrangements.

5. Stock Subject to the Plan.

(a) Share Limits; Shares Available. Except as adjusted below in the event of a Substantial Corporate Change (as defined in Section 17(a) of the Plan) or as provided under Section 16, the aggregate number of shares of Common Stock that may be issued under the Awards (including Conversion Awards) may not exceed thirty nine million five hundred thousand (39,500,000) shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award (including any Conversion Award) expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards. Any such returning shares of Common Stock shall be credited to the share reserve set forth above on the same basis as the original Award was debited. Any shares of Common Stock surrendered for the payment of the Exercise Price under Options or SARs or for withholding taxes, and shares of Common Stock repurchased in the open market with the proceeds of an Option exercise, may not again be made available for issuance under the Plan. Shares of Common Stock issued to convert, replace or adjust outstanding Options or other equity-compensation awards in connection with a merger or acquisition, as permitted by NYSE Listed Company Manual Section 303A.08 or any successor provision, shall not reduce the number of shares available for issuance under the Plan.

(b) Director Share Limits. Subject to adjustment as provided in Section 16, the Fair Market Value of the shares of Common Stock subject to any Full Value Award granted to any Director during any one calendar year, together with the value (as determined by the Committee in its sole discretion) of any Awards other than Full Value Awards granted to such Director in such calendar year, shall not exceed five hundred thousand dollars ($500,000) in the aggregate; provided that such limitation shall not apply to any Awards granted at the election of the Director in lieu of cash compensation otherwise payable to the Director for service on the Board or any committee thereof.

(c) Stockholder Rights; Dividend and Dividend Equivalent. Except for Restricted Stock Grants, the Participant will have no rights of a stockholder with respect to the shares of Common Stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or, as applicable, the grant or nonforfeitability, of an Award. No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise or nonforfeitability, as applicable. For the sake of clarity, no dividends or “dividend equivalents” corresponding to an Award may be delivered prior to the vesting of such Award. Any dividends or “dividend equivalents” that have accrued or are credited shall be delivered if and only to the same extent the Award to which such dividend or “dividend equivalent” relates vests.

(d) Fractional Shares. The Company will not issue fractional shares of Common Stock pursuant to the exercise or vesting of an Award. Any fractional share will be rounded up and issued to the Participant in a whole share, except to the extent that such rounding would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, in which case fractional shares will be rounded down.

6. Terms and Conditions of Options.

(a) General. Options granted to Employees, Consultants, and Directors are not intended to qualify as Incentive Stock Options. Other than as provided under Section 16 below and except in connection with a merger, acquisition, spinoff, or other similar corporate transaction, the Administrator may not (1) reduce the Exercise Price of any outstanding Option, (2) cancel and re-grant any outstanding Option under the Plan with a lower exercise price, or (3) cancel underwater options for cash, unless in each case the Company’s stockholders have approved such action. Subject to the foregoing, the Administrator may set whatever conditions it considers appropriate for the Options, including time-based and/or performance-based vesting conditions.

2018 Proxy Statement	B-5

Appendix B

(b) Exercise Price. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, except in the event of an Option substitution as contemplated by Section 4(e) above, as provided under Section 16 below or in connection with the issuance of Conversion Awards. The Company may use the consideration it receives from the Optionee for general corporate purposes.

(c) Exercisability. The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise of an Option beyond the tenth anniversary of its Date of Grant. Options will become exercisable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Optionee may exercise any portion of an Option. If the Administrator does not specify otherwise at the Date of Grant, Options for Employees will become exercisable as to one-fifth of the covered shares of Common Stock on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will be exercisable in full as of the Date of Grant.

(d) Method of Exercise. To exercise any exercisable portion of an Option, the Optionee must:

(i) Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue and specifying the number of shares of Common Stock underlying the portion of the Option the Optionee is exercising;

(ii) Pay the full Exercise Price by cashier’s or certified check or wire transfer of immediately available funds for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

(iii) Deliver to the Secretary of the Company (or to whomever the Administrator designates) such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the shares of Common Stock issued upon the exercise be delivered, either in certificate form or in book entry form, to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and at the time the shares are delivered to the broker, either in certificate form or in book entry form, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

The Administrator may agree to payment through the tender to the Company of shares of Common Stock. Shares of Common Stock offered as payment will be valued, for purposes of determining the extent to which the Optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise.

(e) Term. No one may exercise an Option more than ten years after its Date of Grant.

(f) Automatic Exercise of Certain Expiring Options. Notwithstanding any other provision of this Plan or any Award agreement (other than this Section), on the last trading day on which all or a portion of an outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a share of Common Stock exceeds the per share Exercise Price of the Option by at least $.01 (such expiring portion of an Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Optionee shall be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section. In the event of an automatic exercise pursuant to this Section, the Company shall reduce the number of shares of Common Stock issued to the Optionee upon such Optionee’s automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Optionee’s Exercise Price obligation for the Auto-Exercise Eligible Option, and (2) the minimum

B-6	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements arising upon the automatic exercise (unless the Administrator deems that a different method of satisfying such withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Common Stock as of the close of trading on the date of exercise. In accordance with procedures established by the Administrator, an Optionee may notify the Company’s record-keeper in writing in advance that he or she does not wish for the Auto-Exercise Eligible Option to be exercised. This Section shall not apply to any Option to the extent that the Administrator determines that this Section causes the Option to fail to qualify for favorable tax treatment under applicable law. In its discretion, the Company may determine to cease automatically exercising Options at any time.

7. Terms and Conditions of Stock Appreciation Rights.

(a) General. A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Administrator), equal to the excess of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price. The Administrator shall be subject to the same limitations on the reduction of an SAR Exercise Price as is applicable to the reduction of the Exercise Price of an Option under Section 6(a).

(b) Exercise Price. The Administrator will establish in its sole discretion the Exercise Price of a SAR and all other applicable terms and conditions, including time-based and/or performance-based vesting conditions. The Exercise Price for the SAR may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, except in the event of an SAR substitution as contemplated by Section 4(e) above, as provided under Section 16 below or in connection with the issuance of any SAR that is granted in tandem with an Option.

(c) Exercisability. The Administrator will determine the times and conditions for exercise of each SAR but may not extend the period for exercise of a SAR beyond the tenth anniversary of its Date of Grant. SARs will become exercisable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the Participant may exercise any portion of a SAR. If the Administrator does not specify otherwise, SARs will become exercisable as to one-fifth of the covered shares of Common Stock on each of the first five anniversaries of the Date of Grant.

(d) Term. No one may exercise a SAR more than ten years after its Date of Grant.

8. Terms and Conditions of Restricted Stock Grants.

(a) General. A Restricted Stock Grant is a direct grant of Common Stock, subject to restrictions and vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions or Performance Objectives, as determined by the Administrator. The Company shall issue the shares to each Recipient of a Restricted Stock Grant either (i) in certificate form or (ii) in book entry form, registered in the name of the Recipient, with legends or notations, as applicable, referring to the terms, conditions, and restrictions applicable to the Award; provided that the Company may require that any stock certificates evidencing Restricted Stock Grants be held in the custody of the Company or its agent until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Grant, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award.

(b) Purchase Price. The Administrator may satisfy any Delaware corporate law requirements regarding adequate consideration for Restricted Stock Grants by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the Recipients at least the par value for the shares of Common Stock covered by the Restricted Stock Grant.

2018 Proxy Statement	B-7

Appendix B

(c) Lapse of Restrictions. The shares of Common Stock underlying such Restricted Stock Grants will become nonforfeitable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such Restricted Stock Grants will lapse. If the Administrator does not specify otherwise, any time-based vesting restrictions on Restricted Stock Grants will lapse as to one-half of the covered shares of Common Stock on each of the fourth and fifth anniversaries of the Date of Grant. Unless otherwise specified by the Administrator, any performance-based vesting conditions or Performance Objectives must be satisfied, if at all, prior to the 10th anniversary of the Date of Grant.

(d) Rights as a Stockholder. A Recipient who is awarded a Restricted Stock Grant under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, provided, however, that any dividends paid on the shares of Common Stock underlying such Restricted Stock Grant will be accumulated and delivered if and only to the same extent as the Restricted Stock Grant vests. After the lapse of the restrictions without forfeiture in respect of the Restricted Stock Grant, the Company shall remove any legends or notations referring to the terms, conditions and restrictions on such shares of Common Stock and, if certificated, deliver to the Participant the certificate or certificates evidencing the number of such shares of Common Stock.

9. Terms and Conditions of Restricted Stock Units.

(a) General. RSUs shall be credited as a bookkeeping entry in the name of the Recipient in an account maintained by the Company. No shares of Common Stock are actually issued to the Recipient in respect of RSUs on the Date of Grant. Shares of Common Stock shall be issuable to the Recipient only upon the lapse of such restrictions and satisfaction of such vesting conditions, including time-based vesting conditions and/or the attainment of performance-based vesting conditions or Performance Objectives, as determined by the Administrator.

(b) Purchase Price. The Administrator may satisfy any Delaware corporate law requirements regarding adequate consideration for RSUs by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the Recipients at least the par value for the shares of Common Stock covered by the RSUs.

(c) Lapse of Restrictions. RSUs will vest and the underlying shares of Common Stock will become nonforfeitable at such times and in such manner as the Administrator determines (either initially or subsequent to the grant of the relevant Award); provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which restrictions or other conditions on such RSUs will lapse. If the Administrator does not specify otherwise, any time-based vesting restrictions on RSUs will lapse as to one-half of the covered shares of Common Stock on each of the fourth and fifth anniversaries of the Date of Grant. Unless otherwise specified by the Administrator, any performance-based vesting conditions or Performance Objectives must be satisfied, if at all, prior to the 10th anniversary of the Date of Grant.

(d) Rights as a Stockholder. A Recipient who is awarded RSUs under the Plan shall possess no incidents of ownership with respect to the underlying shares of Common Stock.

10. Terms and Conditions of Other Stock-Based Awards. The Administrator may grant Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards and all other terms and conditions applicable to such Awards will be determined by the Administrator in its sole discretion.

11. Converted Danaher Awards. The Company is authorized to issue Awards (“Conversion Awards”) in connection with the equitable adjustment of certain equity-based awards granted by Danaher prior to the separation of the Company from Danaher (the “Separation”) (collectively, the “Danaher Awards”). Notwithstanding any other provision of the Plan to the contrary, in accordance with a formula for conversion of the Danaher Awards as determined by the Company in a manner

B-8	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

consistent with the Separation, the number of shares of Common Stock subject to a Conversion Award and the exercise price of any Conversion Awards that is an Option shall be determined by the Administrator.

12. Termination of Employment. Unless the Administrator determines otherwise (either initially or subsequent to the grant of the relevant Award), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s employment, where termination of employment means the time when the active employer-employee or other active service- providing relationship between the Participant and the Company or an Eligible Subsidiary ends for any reason, including Retirement. For purposes of Awards granted under this Plan, the Administrator shall have sole discretion to determine whether a Participant has ceased to be actively employed by (or, in the case of a Consultant or Director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. For the avoidance of doubt, a Participant’s active employer- employee or other active service-providing relationship shall not be extended by any notice period mandated under local law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to local law), and in the event of a Participant’s termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise any Option or SAR after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under local law. Unless the Administrator provides otherwise (either initially or subsequent to the grant of the relevant Award) (1) termination of employment will include instances in which a common law employee is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of a Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary shall constitute a termination of employment or service.

(a) General. Upon termination of employment for any reason other than death, Early Retirement or (with respect to Options and SARs) Normal Retirement, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration. The vested portion of any outstanding RSUs or Other Stock-Based Awards shall be settled upon termination and, except as set forth in subsections (b) – (h) of this Section 12, the Participant shall have a period of ninety (90) days, commencing with the first date the Participant is no longer actively employed, to exercise the vested portion of any outstanding Options or SARs, subject to the term of the Option or SAR; provided, however, that if the exercise of an Option or SAR following termination of employment (to the extent such post-termination exercise is permitted under this Section 12(a)) is not covered by an effective registration statement on file with the U.S. Securities and Exchange Commission, then the Option or SAR shall terminate upon the later of (i) thirty (30) days after such exercise becomes covered by an effective registration statement, or (ii) the end of the original post-termination exercise period; provided, however, that in no event may an Option or SAR be exercised after the expiration of the term of the Award.

(b) Normal Retirement. Upon termination of employment by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award (i) subject to the term of the Award any Options or SARs held by the Participant as of the Normal Retirement date will remain outstanding, continue to vest and may be exercised until the fifth anniversary of the Normal Retirement (or if earlier, the termination date of the Award), and (ii) all unvested portions of any other outstanding Awards (including without limitation RSUs and Restricted Stock Grants) shall be immediately forfeited without consideration.

(c) Early Retirement. Upon termination of employment by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the relevant Award (i) the time-based vesting of any portion of any RSU or Restricted Stock Grant scheduled to vest during the five-year period immediately following such Early Retirement shall be accelerated (provided that if any performance-based vesting conditions or Performance Objectives remain unsatisfied as of the Early Retirement date (and the relevant Performance Period has not expired), the Award shall remain outstanding for up to five years after such date (or, if earlier, up to the

2018 Proxy Statement	B-9

Appendix B

termination date of the Award) to determine whether such conditions or objectives become satisfied and the Award shall become fully vested once it has been determined that such conditions or objectives have been satisfied within the applicable period (at which point, the vested shares of Common Stock will be delivered to the Participant)), and any portion of such Award subject to time- based vesting conditions not scheduled to vest until after the fifth anniversary of such Early Retirement shall be forfeited, and (ii) subject to the term of the Award any Options or SARs held by the Participant as of the Early Retirement date will remain outstanding, continue to vest and may be exercised until the fifth anniversary of the Early Retirement (or if earlier, the termination date of the Award). Notwithstanding anything to the contrary in this Plan, in connection with any determination to grant Early Retirement to a Participant the Administrator in its sole discretion may determine to grant Early Retirement with respect to a specified portion, but less than all, of the Participant’s outstanding Awards.

(d) Death. Upon termination of employment by reason of the Participant’s death:

(i) All unexpired Options and SARs will become fully exercisable and, subject to the term of the Option or SAR, may be exercised for a period of twelve months thereafter by the personal representative of the Participant’s estate or any other person to whom the Option or SAR is transferred under a will or under the applicable laws of descent and distribution.

(ii) A portion of the outstanding RSUs and Restricted Stock Grants shall become vested which will be determined as follows. With respect to each portion of an Award of RSUs or Restricted Stock Grant that is scheduled to vest on a particular vesting date, upon the Participant’s death, a pro rata amount of the RSUs or the Restricted Stock Grant will vest based on the number of complete twelve-month periods between the Date of Grant and the date of death, (provided that any partial twelve-month period between the Date of Grant and the date of death shall also be considered a complete twelve-month period for purposes of this pro-ration methodology), divided by the total number of twelve-month periods between the Date of Grant and the particular, scheduled vesting date. Any fractional right to a share of Common Stock that results from applying the pro rata methodology described herein shall be rounded up to a right to a whole share.

(iii) With respect to any Award other than an Option, SAR, RSU or Restricted Stock Grant, all unvested portions of the Award shall be immediately forfeited without consideration, unless otherwise provided by the Administrator.

(e) Disability. Upon termination of employment by reason of the Participant’s Disability, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration. The vested portion of any Option or SAR will remain outstanding and, subject to the term of the Option or SAR, may be exercised by the Participant at any time until the first anniversary of the Participant’s termination of employment for Disability. The vested portion of any Award other than an Option or SAR shall be settled upon termination of employment.

(f) Gross Misconduct. Upon termination of employment by reason of the Participant’s Gross Misconduct, as determined by the Administrator, all unexercised Options and SARs, unvested portions of RSUs, unvested portions of Restricted Stock Grants and unvested portions of any Other Stock-Based Awards granted under the Plan shall terminate and be forfeited immediately without consideration. Without limiting the foregoing provision, a Participant’s termination of employment shall be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed that would have justified a termination for Gross Misconduct.

(g) Post-Termination Covenants. Notwithstanding any other provision in the Plan, to the extent any Award may remain outstanding under the terms of the Plan after termination of the Participant’s employment or service, the Award will nevertheless expire as of the date that the former Employee, Director or Consultant violates any covenant not to compete or any other post-termination covenant (including without limitation any nonsolicitation, nonpiracy of employees, nondisclosure, nondisparagement, works-made-for-hire or similar covenants) in effect between the Company and/or any Subsidiary thereof, on the one hand, and the former Employee, Director or Consultant on the other hand, as determined by the Administrator.

B-10	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

(h) Leave of Absence. To the extent approved by the Administrator (either specifically or pursuant to rules adopted by the Administrator) or otherwise required by applicable law, the active employer-employee or other active service- providing relationship between the Participant and the Company or an Eligible Subsidiary shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence. For the avoidance of doubt, the Administrator, in its sole discretion, may determine that a Participant’s leave of absence to complete a course of study will not constitute termination of employment for purposes of the Plan. Further, during any approved leave of absence, the Administrator shall have sole discretion to provide (either specifically or pursuant to rules adopted by the Administrator) that the vesting of any Awards held by the Participant shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable), and shall not resume until and unless the Participant returns to active employment prior to the expiration of the term (if any) of the Awards, subject to any requirements of applicable laws or contract. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of active employment or service.

13. Award Agreements. The Administrator will communicate the material terms and conditions of an Award to the Participant in any form it deems appropriate, which may include the use of an Award agreement that the Administrator may require the Participant to sign. To the extent the Award agreement is inconsistent with the Plan, the Plan will govern. The Award agreements may contain special rules, particularly for Participants located outside the United States. To the extent the Administrator determines not to document the terms and conditions of an Award in an Award agreement, the terms and conditions of the Award shall be as set forth in the Plan and in the Administrator’s records.

14. Award Holder. During the Participant’s lifetime and except as provided under Section 22 below, only the Participant or his/her duly appointed guardian may exercise or hold an Award (other than nonforfeitable shares of Common Stock). After the Participant’s death, the personal representative of his or her estate or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original Participant seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.

15. Performance Rules. Subject to the terms of the Plan, the Administrator will have the authority to establish and administer performance-based grant and/or vesting conditions and Performance Objectives with respect to such Awards as it considers appropriate. Notwithstanding satisfaction of applicable Performance Objectives, the number of shares of Common Stock or other benefits received under an Award that are otherwise earned upon satisfaction of such Performance Objectives may be reduced or increased by the Administrator on the basis of such further considerations that the Administrator in its sole discretion shall determine.

16. Adjustments upon Changes in Capital Stock. Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration, the Administrator shall make a proportionate and appropriate adjustment as the Administrator in its sole discretion deems to be appropriate, in any of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (a) the kind and number of shares of Common Stock, other securities or property or the amount of cash subject to each outstanding Award; (b) the Exercise Price or purchase price of any outstanding Award; and (c) the aggregate number of shares of Common Stock which thereafter may be made the subject of Awards, including the limit specified in Section 5(a) regarding the number of shares available for Awards.

2018 Proxy Statement	B-11

Appendix B

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make a proportionate and appropriate adjustment as the Administrator in its sole discretion deems to be appropriate to the items set forth in any of subsections (a) through (d) in the preceding paragraph in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Section 16 specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

17. Substantial Corporate Change.

(a) Definition. A Substantial Corporate Change means the consummation of:

(i) the dissolution or liquidation of the Company; or

(ii) the merger, consolidation, or reorganization of the Company with one or more corporations, limited liability companies, partnerships or other entities in which the Company is not the surviving entity (other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger, consolidation or reorganization and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity); or

(iii) the sale of all or substantially all of the assets of the Company to another person or entity; or

(iv) any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

(b) Treatment of Awards. Upon a Substantial Corporate Change, the Plan and any forfeitable portions of the Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided. Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, the Administrator will either:

(i) provide that Optionees or holders of SARs will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of an Option or SAR, whether or not they had previously become exercisable; or

(ii) for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the Participant of an amount in cash, cash equivalents, or successor equity interests substantially equal to the value of the Award under the transaction as determined by the Administrator (minus, for Options and SARs, the Exercise Price for the shares covered by the Option or SAR (and for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings)).

B-12	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

18. Participants Outside the United States. To comply with the laws in other countries in which the Company or any of its Subsidiaries operates or has Employees, Directors or Consultants, the Administrator, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which Participants outside the United States are eligible to participate in the Plan;

(c) Either initially or by amendment, modify the terms and conditions of any Award granted to any Participant outside the United States;

(d) Either initially or by amendment, establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e) Either initially or by amendment, take any action that it deems advisable to obtain approval or comply with any applicable government regulatory exemptions or approvals.

Although in establishing such sub-plans, terms or procedures, the Company may endeavor to (i) qualify an Award for favorable foreign tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

19. Legal compliance. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements imposed by federal, state, local and foreign securities laws and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. The Company shall have no obligation to issue shares of Common Stock issuable under the Plan or deliver evidence of title for shares of Common Stock issued under the Plan prior to obtaining any approvals from governmental agencies that the Company determines are necessary, and completion of any registration or other qualification of the shares of Common Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares of Common Stock. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by federal, state, local or foreign laws, rules, or regulations, or by any applicable regulatory agencies or stock exchanges.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and all regulations and rules the U.S. Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted, vested and exercised, only in a way that conforms to such laws, rules, and regulations.

20. Purchase for Investment and Other Restrictions. Unless a registration statement under the Securities Act covers the shares of Common Stock a Participant receives under an Award, the Administrator may require, at the time of such grant and/or exercise and/or lapse of restrictions, that the Participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares of Common Stock are registered under the Securities Act, the Participant must acknowledge:

(a) that the shares of Common Stock received under the Award are not so registered;

(b) that the Participant may not sell or otherwise transfer the shares of Common Stock unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act; and

2018 Proxy Statement	B-13

Appendix B

(c) such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable federal, state, local and foreign securities laws, rules and regulations.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

21. Tax Withholding. The Participant must satisfy all applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership or nonforfeitability under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from the Participant’s compensation, the Participant must pay the Company, with a cashier’s check or certified check or by wire transfer of immediately available funds, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price or lapse of restrictions, as applicable. If the Administrator so determines, the Participant may instead satisfy the withholding obligations at the Administrator’s election, including (a) by directing the Company to retain shares of Common Stock from the Option or SAR exercise, RSU vesting or release of the Award, (b) by directing the Company to sell or arrange for the sale of shares of Common Stock that the Participant acquires at the Option or SAR exercise or release of the Award, (c) by tendering previously owned shares of Common Stock, (d) by attesting to his or her ownership of shares of Common Stock (with the distribution of net shares), or (e) by having a broker tender to the Company cash equal to the withholding taxes, subject in each case to a withholding of no more than the minimum applicable tax withholding rate or such other rate that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

22. Transfers, Assignments or Pledges. Unless the Administrator otherwise approves in advance in writing or as set forth below, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the Participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 under the Exchange Act, the Participant may not transfer or pledge shares of Common Stock acquired under an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its sole discretion, expressly provide that a Participant may transfer his or her Award, without receiving consideration, to (a) members of the Participant’s immediate family, children, grandchildren, or spouse, (b) a trust in which the Participant and/or such family members collectively have more than 50% of the beneficial interest, or (c) any other entity in which the Participant and/or such family members own more than 50% of the voting interests.

23. Amendment or Termination of Plan and Awards. The Board may amend, suspend, or terminate the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment may have a material adverse effect on any Participant or beneficiary with respect to any previously declared Award, unless the Participant’s or beneficiary’s consent is obtained. Except as required by law or by Section 16 above in the event of a Substantial Corporate Change, the Administrator may not, without the Participant’s or beneficiary’s consent, modify the terms and conditions of an Award so as to have a material adverse effect on the Participant or beneficiary. Notwithstanding the foregoing to the contrary, the Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally modify the Plan and any Awards made thereunder to ensure all Awards and Award agreements provided to Participants who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Code Section 409A including, but not limited to, the ability to increase the exercise or purchase price of an Award (without the

B-14	2018 Proxy Statement	FORTIVE CORPORATION

Appendix B

consent of the Participant) to the Fair Market Value on the date the Award was granted; provided, however that the Company makes no representations that the Plan or any Awards will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Plan or any Award made thereunder.

24. Privileges of Stock Ownership. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such Participant.

25. Effect on Other Plans. Whether receiving or exercising an Award causes the Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

26. Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a Director, Employee, or agent of the Company or any of its Subsidiaries shall be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he or she executes in such other capacity. The Company will indemnify and hold harmless each Director, Employee, or agent of the Company or any of its Subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

27. No Employment Contract. Nothing contained in this Plan constitutes an employment contract between the Company and any Participant. The Plan does not give any Participant any right to be retained in the Company’s employ or service, nor does it enlarge or diminish the Company’s right to terminate the Participant’s employment or service.

28. Governing Law. The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation. Any dispute that arises with respect to this Plan or any Award granted under this Plan shall be conducted in the courts of New Castle County in the State of Delaware, or the United States Federal court for the District of Delaware.

29. Duration of Plan. The Plan shall become effective as of July 2, 2016, and except as otherwise expressly provided by the Administrator, shall govern all Awards previously or subsequently granted hereunder. Unless the Board extends the Plan’s term, the Administrator may not grant Awards under the Plan after July 2, 2026. The Plan will then continue to govern unexercised and unexpired Awards.

30. Recoupment. Each Award granted under the Plan is subject to the terms of the Fortive Corporation Recoupment Policy as it exists from time to time (a copy of the Recoupment Policy as it exists from time to time is available on the Company’s internal website) if and to the extent such Recoupment Policy by its terms applies to such Award, and to the terms required by applicable law.

31. Section 409A Requirements. The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Code Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Code Section 409A. Any payments described in the Plan that are due within the “short term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, the settlement and

2018 Proxy Statement	B-15

Appendix B

payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A.

32. Code Section 162(m) Grandfathered Awards. For Awards that were granted pursuant to a written binding contract on or before November 2, 2017 that are not materially modified thereafter (within the meaning of Code Section 162(m)) and that were intended, at the time of grant, to qualify as “performance-based compensation” under Code Section 162(m) as in effect prior to January 1, 2018 (hereinafter referred to as “Grandfathered Awards”), the following provisions shall apply:

(a) The Administrator with respect to all Grandfathered Awards shall be a committee composed only of individuals who qualify as “outside directors” within the meaning of Code Section 162(m).

(b) The Administrator’s discretion to deem some or all of the Performance Objectives under a Grandfathered Award to have been achieved (in whole or in part) upon Retirement or other termination of employment shall be exercised in a manner that is consistent with the requirements of Code Section 162(m).

(c) The provisions of the Plan that were in effect prior to the Amendment Effective Date shall continue to apply, and are incorporated herein by reference, to the extent needed for Grandfathered Awards to continue to qualify as “performance-based compensation” under Code Section 162(m). In addition, to the extent any changes to the Plan that became effective on the Amendment Effective Date would cause a Grandfathered Award to cease to qualify as such, such change shall not be applicable to such Grandfathered Award.

B-16	2018 Proxy Statement	FORTIVE CORPORATION

FORTIVE CORPORATION 6920 SEAWAY BLVD EVERETT, WA 98203

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following nominees:						To withhold authority to vote for any individual nominee (s), mark “For All Except” and write the number (s) of the nominee (s) on the line below.

1.	To Elect the following nominees to serve as Class II Directors, each for the three-year term expiring at the 2021 annual meeting.
	Nominees		For	Against	Abstain
1A	Feroz Dewan		☐	☐	☐

1B	James Lico		☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2.	To ratify the selection of Ernst and Young LLP as Fortive's independent registered public accounting firm for the year ending December 31, 2018.						☐	☐	☐
3.	To approve on an advisory basis Fortive's named executive officer compensation.						☐	☐	☐
4.	To approve the Fortive Corporation 2016 Stock Incentive Plan, as amended and restated.						☐	☐	☐

NOTE: To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #		Signature (Joint Owners)	Date		SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

FORTIVE CORPORATION

Annual Meeting of Shareholders

June 5, 2018 3:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter C. Underwood and Daniel B. Kim, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FORTIVE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 03:00 PM, PDT on June 5, 2018, at FORTIVE CORPORATION, 6920 SEAWAY BLVD, EVERETT, WA 98203, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side